Standard Terms and Conditions of Trust

for

FTP 1

and certain subsequent Series

Effective:

December 23, 2025

Between

First Trust Portfolios L.P.
Depositor

The Bank of New York Mellon
Series Trustee

First Trust Advisors L.P.
Portfolio Supervisor

Table of Contents

Section Heading Page

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Standard Terms and Conditions of Trust

for

FTP 1

and Subsequent Series

Effective: December 23, 2025

These Standard Terms and Conditions of Trust effective December 23, 2025 are executed between First Trust Portfolios L.P., as Depositor, The Bank of New York Mellon, as Series Trustee, and First Trust Advisors L.P., as Portfolio Supervisor.

Witnesseth That:

In consideration of the mutual agreements herein contained, the Depositor, the Series Trustee, and the Portfolio Supervisor agree as follows:

Introduction

These Standard Terms and Conditions of Trust, effective December 23, 2025, shall be applicable to FTP 1 and all subsequent Series established after the date of effectiveness hereof, as provided in this paragraph. For FTP 1 and each Series established after the date of effectiveness hereof to which these Standard Terms and Conditions of Trust, effective December 23, 2025, are to be applicable, the Depositor, the Series Trustee and the Portfolio Supervisor shall execute a Series Trust Agreement, incorporating by reference these Standard Terms and Conditions of Trust, effective December 23, 2025, and designating any exclusion from or exception to such incorporation by reference for the purposes of that Series or variation of the terms hereof for the purposes of that Series and specifying for that Series (i) the Securities deposited in trust, (ii) the number of Units delivered by the Series Trustee on the Initial Date of Deposit in exchange for the Securities pursuant to Section 2.03, (iii) the fractional undivided beneficial interest represented by each Unit, (iv) the Record Dates, (v) the Distribution Dates, (vi) the Mandatory Dissolution Date, (vii) the Depositor’s and Portfolio Supervisor’s compensation, if any, (viii) the Series Trustee’s compensation, (ix) the Initial Date of Deposit, (x) the minimum amount of Securities to be sold by the Series Trustee pursuant to Section 5.02 for the purposes of redemption of Units, (xi) the minimum number of Units a Unit holder must redeem in order to be eligible for an in-kind distribution of Securities pursuant to Section 5.02, (xii) unless the Series Trust Agreement provides that no Unit holder will be eligible for an in-kind distribution of Securities pursuant to Section 8.02, the minimum number of Units a Unit holder must own in order to be eligible for such in-kind distribution and (xiii) when applicable, that Section 5.04 shall apply to the Series. Facsimile or electronic signatures (including signatures in Portable Document Format (PDF)) to these Standard Terms and Conditions of Trust shall be acceptable and binding, and these Standard Terms and Conditions of Trust may be delivered by facsimile or other electronic means (including by electronic mail or a designated document storage website) confirmed by electronic mail.

Now, Therefore, in consideration of the premises and of the mutual agreements herein contained, the Depositor, the Series Trustee and the Portfolio Supervisor agree as follows:

Article I

Definitions

Section 1.01. Definitions. Terms used in these Standard Terms and Conditions and not defined in this Article I have the meaning assigned to such terms in the Master Trust Agreement (defined below), otherwise whenever used in these Standard Terms and Conditions, the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

(1)  “Additional Securities” shall mean Securities deposited or purchased pursuant to Section 2.01(b) hereof.

(2)  “Business Day” shall mean any day on which the New York Stock Exchange is open.

(3)  “Contract Obligations” shall mean contracts to purchase Securities (including Additional Securities) which are to be acquired by the Series, which contracts which have been assigned to the Series Trustee.

(4)  “Depositor” shall mean First Trust Portfolios L.P. and its successors in interest, or any successor depositor appointed as hereinafter provided. First Trust Portfolios L.P., in its capacity as Depositor is also referred to as “sponsor” herein, in the Prospectus and may be so identified in other documents related to a Series.

(5)  “Distribution Date” shall have the meaning assigned to it in the Prospectus.

(6)  “Evaluation Time” shall have the meaning assigned to it in the Prospectus.

(7)  Reserved.

(8)  Reserved.

(9)  Reserved.

(10)  Reserved.

(11) “Initial Date of Deposit” shall have the meaning assigned to it in the Series Trust Agreement.

(12)  “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

(13) “Mandatory Dissolution Date” shall be the date so specified in the Series Trust Agreement.

(14)   “Master Trust Agreement” shall mean that certain Master Trust Agreement, dated November 18, 2025 by and among First Trust Portfolios L.P., as Depositor, First Trust Advisors L.P., as Portfolio Supervisor, and The Bank of New York Mellon, as Trustee.

(15) “Master Trust” shall mean FTP Series, a Delaware statutory trust organized in series.

(16) “Notice of Deposit of Additional Securities” shall mean an amendment or supplement to these Standard Terms and Conditions pursuant to Section 2.01(b) for the purpose of depositing Additional Securities in the Series Fund and issuing additional Units.

(17) “Organization Expense Period” shall have the meaning assigned to it in Section 3.01 hereof.

(18) “Percentage Ratio” shall mean, for each Series which issues additional Units pursuant to Section 2.03 hereof, the percentage relationship existing on the Initial Date of Deposit between each Security per Unit and all Securities attributable to each Unit. The Percentage Ratio with respect to each Security in a Series is that percentage derived by dividing the number of shares of such Security included in the initial deposit made pursuant to Section 2.01(a) by the total number of shares of all Securities included in such deposit. The Percentage Ratio shall be adjusted to the extent necessary, and may be rounded, to reflect the sale, redemption or liquidation of any of the Securities or the occurrence of a stock dividend, a stock split, merger or a similar event which affects the capital structure of the issuer of the Security.

(19) “Person” shall mean an individual, association, unincorporated organization, corporation, partnership, limited liability company, joint venture, trust or a government or an agency or a political subdivision thereof, or any other entity or organization, whether or not a legal entity.

(20) “Portfolio Supervisor” shall mean First Trust Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided.

(21) “Prospectus” shall mean the prospectus relating to each Series filed with the Securities and Exchange Commission pursuant to Rule 497(b) under the Securities Act of 1933, as amended, and dated the date of the Series Trust Agreement.

(22) “Record Date” shall have the meaning assigned to it in the Prospectus.

(23) “Replacement Security” shall have the meaning assigned to it in Section 3.12 hereof.

(24) “Restricted Securities” shall mean those Securities that cannot be sold publicly by the Series Trustee without registration under the Securities Act of 1933, as amended.

(25) The term “Rollover Unit holder” shall be defined as set forth in Section 5.04, herein.

(26) “Securities” shall mean equity securities of corporations or other entities, debt securities of corporations or other entities, preferred stocks, trust preferred securities, U.S. Treasury securities and/or options deposited in the Series Fund as specified in the Series Trust Agreement thereof, which Securities are listed in Schedule A to the Series Trust Agreement or are Additional Securities deposited in the Series Fund pursuant to Section 2.01(b) hereof, and Replacement Securities acquired pursuant to Section 3.12 hereof, as may from time to time be construed to be held as part of the Series Fund.

(27) “Series” shall mean each separate series of the Master Trust within the meaning of Sections 3804(a) and 3806(b)(2) of the Delaware Statutory Trust Act created by a Series Trust Agreement, the Securities constituting the portfolios of which are identified in the related Series Trust Agreement.

(28) “Series Trust Agreement” shall mean the Series Trust Agreement for a Series into which these Standard Terms and Conditions are incorporated, including any schedules, exhibits, annexes or other attachments thereto, as amended from time to time, and which supplements the provisions of the Master Trust Agreement for purposes of such Series.

(29) “Series Fund” or “Fund” shall mean the assets of a Series created by the applicable Series Trust Agreements, which shall consist of Securities held pursuant and subject to these Standard Terms and Conditions, the applicable Series Trust Agreement and the Master Trust Agreement, together with all undistributed income or other amounts received or accrued thereon, any undistributed cash held in the Income and Capital Accounts or otherwise realized from the sale, redemption, liquidation or maturity thereof. Such amounts as may be on deposit in the Reserve Account as hereinafter established shall be excluded from the Series Fund.

(30) “Standard Terms and Conditions” shall mean these Standard Terms and Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended, together with any amendments made by the Series Trust Agreement creating a particular Series.

(31)  “Series Trustee” shall mean The Bank of New York Mellon, or any successor trustee appointed as hereinafter provided.

(32) “Unit” shall mean each Unit of fractional undivided beneficial interest in and ownership of the Series which shall be initially equal to the fraction specified in the Series Trust Agreement, the denominator of which fraction shall be (1) increased by the number of any additional Units issued pursuant to Section 2.03 hereof and (2) decreased by the number of any Units redeemed as provided in Section 5.02 hereof. Whenever reference is made herein to the “interest” of a Unit holder in the Series or in the Income and Capital Accounts, it shall mean such fractional undivided beneficial interest represented by the number of Units held of record by such Unit holder.

(33) “Unit holder” shall mean the registered holder of any Unit, as recorded on the registration books of the Series Trustee.

(34) If the Series Trust Agreement for a Series contemplates the rollover of Units as set forth in Section 5.04 herein, the term “Rollover Notification Date” shall be defined as set forth in the Prospectus under “Summary of Essential Information.”

(35) If the Series Trust Agreement for a Series contemplates the rollover of Units as set forth in Section 5.04 herein, the term “Rollover Distribution” shall be defined as set forth in Section 5.04, herein.

(36)  If the Series Trust Agreement for a Series contemplates the rollover of Units as set forth in Section 5.04 herein, the term “Distribution Agent” shall refer to the Series Trustee acting in its capacity as distribution agent pursuant to Section 5.04 herein.

(37)  If the Series Trust Agreement for a Series contemplates the rollover of Units as set forth in Section 5.04 herein, the term “Special Redemption and Liquidation Period” shall be as set forth in the Prospectus under “Summary of Essential Information.”

(40)  Words importing singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations and associations, as well as natural persons.

(41)  The words “herein,” “hereby,” “herewith,” “hereof,” “hereinafter,” “hereunder,” “hereinabove,” “hereafter,” “heretofore” and similar words or phrases of reference and association shall refer to these Standard Terms and Conditions in their entirety.

Section 1.02 Master Trust, Trust Series, Authority to Act on behalf of each Series.

(a)       The parties to these Standard Terms and Conditions, have entered into a Master Trust Agreement establishing the Master Trust under the laws of the State of Delaware and The Bank of New York Mellon, as trustee under the Master Trust Agreement, has executed a Certificate of Trust with respect thereto which has been filed in the office of the Delaware Secretary of State pursuant to Sections 3811 and 3812 of the Delaware Statutory Trust Act. The Master Trust Agreement provides that separate series of the Master Trust shall be created pursuant to Section 3804(a) and 3806(b)(2) of the Delaware Statutory Trust Act and authorizes the parties hereto to enter into a Series Trust Agreement with respect to each such Series which, as set forth above, shall incorporate these Standard Terms and Conditions, and to take the actions, including actions taken pursuant to the directions, set forth herein on behalf of the Master Trust for the account of the respective Series.

(b)       The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Master Trust generally or the assets of any other Series. Further, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Master Trust generally or any other Series shall be enforceable against the assets of such Series. Notwithstanding the foregoing, the Series Trustee shall allocate expenses affecting more than one Series among such Series in such reasonable manner as it determines.

(c)       Any reference in these Standard Terms and Conditions to the Series Trustee, Depositor or Portfolio Supervisor taking an action on behalf of a Series, including, without limitation, purchasing or selling Securities or entering into contracts or other agreements, shall be interpreted consistently with Section 3804 of the Delaware Statutory Trust Act as the Master Trust taking such action, purchasing Securities or entering into contracts or other agreements on behalf of the Series.

Article II

Deposit of Securities; Acceptance of Trust;
Issuance of Units; Letter of Credit; Separate series

Section 2.01.  Deposit of Securities. (a) The Depositor, on the date of the Series Trust Agreement, has deposited with the Series Trustee, for the account of the Series, (i) the Securities listed in Schedule A to the Series Trust Agreement or (ii) Contract Obligations relating to such Securities accompanied by cash and/or letter(s) of credit as specified in paragraph (c) of this Section 2.01, IN TRUST, to be held, managed and applied by the Series Trustee as herein provided. The Depositor shall deliver the Securities listed on said Schedule A which were not actually delivered concurrently with the execution and delivery of the Series Trust Agreement and which were represented by Contract Obligations to the Series Trustee within ten calendar days after said execution and delivery (the “Delivery Period”). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Series by the end of the Delivery Period, the Series Trustee shall immediately draw on the letter of credit, if any, in its entirety, apply the monies in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.12. If the Depositor does not take the action specified in Section 3.12 within ten calendar days of the end of the Delivery Period, the Series Trustee shall forthwith distribute pursuant to Section 2.01(d) and Section 3.05(II)(e) the monies held for purchase of Replacement Securities pursuant to Section 3.12.

(b)   (1) From time to time following the Initial Date of Deposit, and in consideration of the issuance of Units pursuant to Section 2.03, the Depositor is hereby authorized, in its discretion, (i) to deposit with the Series Trustee, for the account of the Series, Additional Securities, (ii) to deposit with the Series Trustee Contract Obligations relating to such Additional Securities, accompanied by cash and/or letter(s) of credit as specified in paragraph (c) of this Section 2.01, (iii) to deliver to the Series Trustee a list of Additional Securities which the Depositor shall cause to be purchased for the account of the Series and to deposit with the Series Trustee, for the account of the Series, cash (or a letter of credit in lieu of cash), in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Additional Securities to be purchased, or (iv) to subscribe for Units as specified in paragraph (f) of this Section 2.01 and to deliver to the Series Trustee Additional Securities, Contract Obligations relating to such Additional Securities or a list of Additional Securities which the Depositor shall cause to be purchased for the account of the Series accompanied by cash and/or letter(s) of credit as specified in paragraph (f) of this Section 2.01. Except as provided in the following subparagraphs (2), (3) and (4) the Depositor, in each case, shall ensure that each deposit of Additional Securities pursuant to this Section shall maintain, as nearly as practicable, the Percentage Ratio. A Series’ acquisition of Additional Securities by any of the foregoing authorized methods shall be made pursuant to a Notice of Deposit of Additional Securities delivered by the Depositor to the Series Trustee to which shall be annexed a list of the Additional Securities to be deposited or acquired by the Depositor for the account of the Series, as applicable.

(2)  Additional Securities (or Contract Obligations therefor) may, at the Depositor’s discretion, be deposited or purchased in round lots. If the amount of the deposit is insufficient to acquire round lots of each issue of Additional Securities to be acquired, the Additional Securities shall be deposited or purchased in the order of the Security in the Series most under-represented immediately before the deposit with respect to the Percentage Ratio.

(3)  If at the time of a deposit of Additional Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may (i) deposit, or purchase for the account of the Series, in lieu thereof, another issue of Securities or Replacement Securities or (ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities or Replacement Securities whose acquisition is not feasible, which Securities or Replacement Securities the Depositor shall acquire for the account of the Series when they become available.

(4)  Any contrary authorization in the preceding subparagraphs (1) through (3) notwithstanding, deposits of Additional Securities in any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22) made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain, to the nearest whole share, the Percentage Ratio existing immediately prior to such deposit.

(5)  In connection with and at the time of any deposit of Additional Securities pursuant to this Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Series as of the date of such deposit. For purposes of this paragraph, “Cash” means, as to the Capital Account, cash or other property (other than Securities) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to Persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the Series as of the date of the deposit or receivable by the Series in respect of a record date for a payment on a Security which has occurred or will occur before the Series will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Series Trustee’s calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit. Cash represented by a foreign currency shall be replicated in such currency or, if the Series Trustee has entered into a contract for the conversion thereof, in U.S. dollars in an amount replicating the dollars to be received on such conversion. If the Cash amount pursuant to the foregoing calculation is negative, the Series Trustee shall distribute to the Depositor the amount of such deficit, and may advance funds to the Series for such purpose, such advance to be repaid and secured in the manner provided in Section 3.05(II)(b).

(c)  In connection with the deposits described in Section 2.01(a) and (b), the Depositor has, in the case of Section 2.01(a) deposits, and, prior to the Series Trustee accepting a Section 2.01(b) deposit (other than a deposit described in Section 2.01(f) in which case cash and/or letters of credit will be delivered on the settlement date), will, deposit cash and/or letter(s) of credit (meeting the conditions set forth in Section 2.04) in an amount sufficient to settle the Contract Obligations (the “Purchase Amount”) relating to Securities which are not actually delivered to the Series Trustee at the time of such deposit, and if the Depositor does not settle such Contract Obligations according to their terms, the Series Trustee may apply any such cash or cash drawn on any such letter of credit to settle such Contract Obligations. The Series Trustee may allow the Depositor to substitute for any letter(s) of credit deposited with the Series Trustee in connection with the deposits described in Section 2.01(a) and (b) cash in an amount sufficient to satisfy the obligations to which the letter(s) of credit relates. The Series Trustee shall consent to the reduction in the amount which may be drawn under any letter(s) of credit by the amount of cash so received. The Series Trustee may deposit such cash or cash drawn on the letter of credit in a non-interest-bearing account for the Series. If any Contract Obligation requires settlement in a foreign currency, in connection with the deposit of such Contract Obligation the Depositor will deposit with the Series Trustee either (i) an amount of such currency sufficient to settle the contract or (ii) a foreign exchange contract, or an instruction (which may be a standing instruction) to the Series Trustee to enter into a foreign exchange contract, in such amount which settles concurrently with the settlement of the Contract Obligation and cash or a letter of credit in U.S. dollars sufficient to perform such foreign exchange contact.

(d)  In the event that the purchase of Contract Obligations pursuant to any contract shall not be consummated in accordance with said contract or if the Securities represented by Contract Obligations are not delivered to the Series in accordance with Section 2.01(a) or 2.01(b) and the monies, or, if applicable, the monies drawn on the letter of credit, deposited by the Depositor are not utilized for Section 3.12 purchases of New Securities, such funds, to the extent of the purchase price of Failed Contract Obligations for which no Replacement Security was acquired pursuant to Section 3.12, plus all amounts described in the next succeeding two sentences, shall be credited to the Capital Account and distributed pursuant to Section 3.05 to Unit holders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each Unit holder his or her pro rata portion of the sales charge levied on the sale of Units to such Unit holder attributable to such Failed Contract Obligation. The Depositor shall also pay to the Series Trustee, for distribution to the Unit holders, interest on the amount of the purchase price to the Series of the Failed Contract Obligation, at the rate of 5% per annum to the date the Depositor notifies the Series Trustee that no Replacement Security will be purchased or, in the absence of such notification, to the expiration date for purchase of a Replacement Security specified in Section 3.12. Any amounts remaining from monies drawn on the letter of credit which are not used to purchase New Securities or are not used to provide refunds to Unit holders shall be paid to the Depositor.

(e)  The Series Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Series Trustee or to the name of its nominee or to hold the Securities in a clearing agency registered with the Securities and Exchange Commission, in a book entry system operated by the Federal Reserve Board, with an Eligible Foreign Custodian or in an Eligible Securities Depository.

(f)  Subject to the requirements set forth in this Section 2.01(f) and unless the Prospectus otherwise requires, the Depositor may, on any Business Day (the “Trade Date”), subscribe for additional Units as follows, provided that the Depositor shall concurrently with such subscription enter into contracts for the sale of such Units (“Unit Sale Contracts”) with the purchaser’s obligations under the Unit Sale Contracts guaranteed by the National Securities Clearing Corporation:

(i)  As soon as practicable after the Evaluation Time on the Trade Date, the Depositor shall provide notice (the “Subscription Notice”) to the Series Trustee, by telephone or by written communication, of the Depositor’s intention to subscribe for additional Units, orders for which the Depositor received prior to the Evaluation Time on the Trade Date. The Subscription Notice shall identify the Additional Securities to be acquired (which will be a replication of the then existing portfolio, as specified in the provisions of Section 2.01(b)) and shall either (a) specify the Additional Securities to be deposited by the Depositor on the settlement date for such subscription or (b) specify the Additional Securities which the Depositor will cause to be purchased for the account of the Series, in accordance with the provisions of subparagraph (1) of Section 2.01(b) with an aggregate value as specified in the Subscription Notice. The Depositor hereby assigns to the Series Trustee, for the account of the Series, as security for the Depositor’s obligations under paragraph (iii) of this Section 2.01(f) all of the Depositor’s right, title and interest in and to the Unit Sale Contracts and appoints the Series Trustee its attorney-in-fact with full authority to deliver Units to the counterparties on behalf of the Depositor against payment and to enforce all of the Depositor’s rights thereunder.

(ii)  Promptly following the Evaluation Time on the Trade Date, the Depositor shall, by a Notice of Deposit of Additional Securities, verify with the Series Trustee the number of additional Units to be created and, for the account of the Series, enter into contracts for the purchase of the Additional Securities specified in the Subscription Notice as being Additional Securities which the Depositor would cause to be purchased for the account of the Series.

(iii)  Not later than the time on the settlement date for such subscription when the Series Trustee is to deliver or assign the additional Units specified in the Subscription Notice, the Depositor shall deposit with the Series Trustee, for the account of the Series, (a) any Additional Securities specified in the Subscription Notice (or contracts to purchase such Additional Securities together with cash or a letter of credit in the amount necessary to settle such contracts) or (b) cash or a letter of credit in an amount equal to the aggregate value of the Additional Securities specified in the Subscription Notice to be acquired by the Depositor for the account of the Series, and adding or subtracting the difference between such aggregate value and the product of (x) the Unit Value computed pursuant to Section 5.01 for the Business Day preceding the Trade Date times (y) the verified number of additional Units specified in the Subscription Notice.

(iv)  On the settlement date for such subscription, the Series Trustee shall, for the account of the Series, in exchange for the Securities and cash, cash or letter of credit described above, deliver to, or assign in the name of or on the order of, the Depositor, the verified number of additional Units specified in the Subscription Notice.

(v)  In the event the Depositor fails to take such action required by paragraph (iii) above, the Series Trustee shall, to the extent of funds then held in the Capital Account of the Series and the proceeds of the Unit Sale Contracts received by the Series Trustee, on the settlement date for such subscription, settle the securities transactions specified in the Subscription Notice.

(vi)  The Series Trustee shall have no responsibility for any loss or depreciation resulting from the failure of the Depositor to take the actions required by paragraph (iii) above.

(g)  The Series Trustee shall have no responsibility for the acquisition of Additional Securities (including, without limitation, the selection of broker or the amount of any brokerage commission) other than to arrange for the settlement of purchases when acquired by the Depositor for the account of the Series from funds delivered by the Depositor or drawn on a letter of credit, as hereinafter provided, and, as applicable, to confirm that the Additional Securities received conform to Contract Obligations deposited by the Depositor or to the list of Additional Securities to be acquired for the account of the Series.

(h)  If the Prospectus for a Series provides that such Series will sell or write options, the Depositor or the Series Trustee, as directed by the Depositor, shall, in connection with deposits into such Series, sell or write options for the account of the Series and apply the proceeds to the purchase of Securities acquired in connection with such deposits. The Depositor and the Series Trustee, as directed by the Depositor, are authorized to pledge or otherwise encumber Series Securities or other Series assets and to enter into margin and other agreements as may be required in connection with the sale or writing of options pursuant to the preceding sentence or otherwise in connection with the administration of the Series. Without limiting the provisions of Section 8.02, neither the Series Trustee nor the Depositor shall be liable for any liability arising from any pledge or encumbrance of Series Securities or other assets of the Series Fund, any option or any related margin or other agreement, and such liabilities shall be enforceable only against the Series and the assets of the Series Fund. Neither the Series Trustee nor the Depositor shall be liable to any Person for any loss or depreciation arising from such options, margin or other agreements.

Section 2.02.  Acceptance of Trust. The Series Trustee hereby declares it holds and will hold each Series as Series Trustee in trust upon the trusts herein created for the use and benefit of the Unit holders, subject to the terms and conditions of these Standard Terms and Conditions, the Master Trust Agreement and the applicable Series Trust Agreements.

Section 2.03.  Issuance of Units; Units Solely in Uncertificated Form; When Units Are Deemed Outstanding. (a) The Series Trustee hereby acknowledges receipt of the deposit of the Securities listed in Schedule A to the Series Trust Agreement and referred to in Section 2.01 hereof, and is hereby directed, for the account of the Series, simultaneously with the receipt of said deposit, (i) to record on its books the ownership, by the Depositor or such other Person or Persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Series Trust Agreement and, (ii) to deliver, in exchange for such Securities, documentation confirming the ownership of the number of Units specified. The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed in writing by the Depositor, at any time when the Depositor is the only beneficial holder of Units, which revised number of Units shall be recorded by the Series Trustee on its books. The Series Trustee shall be entitled to rely on the Depositor’s direction as certification that no Person other than the Depositor has a beneficial interest in the Units and the Series Trustee shall have no liability to the Unit holders, the Series, the Master Trust, the Depositor or any other Person for action taken pursuant to such direction. The Series Trustee is further hereby directed, on the settlement of a subscription for Units made pursuant to Section 2.01(f) or otherwise on the date of any Notice of Deposit of Additional Securities from the Depositor to the Series Trustee, to acknowledge that the Additional Securities identified therein have been deposited with it, for the account of the Series, by recording the ownership, by the Depositor or such other Person or Persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such Additional Securities so deposited.

(b)  Units of a Series shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Series Trustee, and no Unit holder shall be entitled to the issuance of a certificate evidencing the Units owned by such Unit holder. The only permitted registered holders of Units of a Series shall be the Depository Trust Company (or its nominee, Cede & Co.). Consequently, individuals must hold their Units through an entity which is a participant in Depository Trust Company. Notwithstanding the foregoing, the Series Trustee is authorized to, and shall when requested by Depository Trust Company, issue to Depository Trust Company (or its nominee, Cede & Co.), a balance certificate evidencing all Units of a Series held by Depository Trust Company from time to time, in such form as Depository Trust Company shall specify.

(c)  For purposes of the administration of a Series, a Unit created by a supplemental deposit pursuant to Section 2.01(b) or by a subscription pursuant to Section 2.01(f) shall be treated as outstanding on the first Business Day following the deposit or subscription, respectively, and a Unit tendered for redemption shall be treated as no longer outstanding on the first Business Day following the Series Trustee’s receipt of the tendered Unit.

Section 2.04.  Letter of Credit. The Series Trustee shall not accept any letter of credit as an asset of a Series unless the terms thereof unconditionally allow the Series Trustee to draw on the full amount available under the letter of credit whenever permitted under Section 2.01 hereof and the stated expiration date of the letter of credit is at least thirty days from the later of the date of deposit of the related Contract Obligations and the date on which Securities or Additional Securities are to be acquired pursuant to Sections 2.01(a), 2.01(b) or 2.01(f). On the date of delivery to the Series Trustee of Securities or Additional Securities whose purchase is secured by a letter of credit, the Series Trustee is authorized to downpost the amount available under the letter of credit by an amount equal to the purchase price of the Contract Obligations of such Securities or Additional Securities.

Article III

Administration of Fund

Section 3.01. Initial Cost.  Subject to reimbursement as hereinafter provided, the cost of organizing the Series and the sale of the Units shall be borne by the Depositor, individually, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Series subsequent to the deposit referred to in Section 2.01. At the conclusion of the period of time during which a Series’ organization expenses will be included in the Public Offering Price of Units (the “Organization Expense Period”), as set forth in the Prospectus for a Series (as certified by the Depositor to the Series Trustee), the Series Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor’s reimbursable expenses of organizing the Series in an amount certified to the Series Trustee by the Depositor. In no event shall the amount paid by the Series Trustee to the Depositor for the Depositor’s reimbursable expenses of organizing the Series exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Series outstanding at the conclusion of the Organization Expense Period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Series incurred after the conclusion of the Organization Expense Period. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Series Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. The Depositor shall instruct the Series Trustee, for the purpose of reimbursing the Depositor pursuant to this Section, to sell Securities in quantities that maintain, to the extent practicable, the Percentage Ratio. The reimbursement provided for in this Section shall be for the account of the Unit holders of record at the conclusion of the Organization Expense Period and shall not be reflected in the Series Fund Evaluation computed pursuant to Section 5.01 or the computation of Unit Value prior thereto. Subject to the further provisions of this Section, any assets deposited with the Series Trustee in respect of the expenses reimbursable under this Section 3.01 shall be held and administered as assets of the Series for all purposes hereunder. The Depositor shall deliver to the Series Trustee any cash identified in the Statement of Net Assets of the Series included in the Prospectus not later than the expiration of the Delivery Period and the Depositor’s obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Series Trustee for the account of the Series, without interest, and reserved for such purpose and, accordingly, prior to the conclusion of the Organization Expense Period, shall not be subject to distribution, or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount of such cash allocable to the Units tendered for redemption. As used herein, the Depositor’s reimbursable expenses of organizing the Series shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), these Standard Terms and Conditions, and other documents relating to the Series, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Series, the costs of a portfolio consultant and licensing fees required for the establishment of the Series under license agreements which provide for full payment of the licensing fees not later than the conclusion of the Organization Expense Period, if any, the initial fees and expenses of the Series Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses. The Depositor’s certification as to the amount of its reimbursable expenses shall be made in good faith on the basis of information available to it at the time. If the reimbursable expenses of organizing the Series actually incurred by the Depositor are less than the amount certified, the Depositor shall cause the excess to be restored to the Series and the Series Trustee shall credit any such amount to the Account or Accounts from which the expense reimbursement had been withdrawn.

Section 3.02.  Income Account.  The Series Trustee shall collect the dividends and other cash distributions on the Securities in each Series Fund which would be treated as dividend (other than capital gain dividends) or interest income under the Internal Revenue Code as such become payable (including all monies which would be so treated representing penalties for the failure to make timely payments on the Securities, or as liquidated damages for default or breach of any condition or term of the Securities or of the underlying instrument relating to any Securities and other income attributable to a Failed Contract Obligation for which no Replacement Security has been obtained pursuant to Section 3.12 hereof) and credit such income to a separate account for each Series to be known as the “Income Account.”

With respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), any non-cash distributions received by a Series shall be sold to the extent they would be treated as dividend or interest income under the Internal Revenue Code and the proceeds shall be credited to the Income Account. Except as provided in the preceding sentence, non-cash distributions received by a Series (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Series) shall be dealt with in the manner described in Section 3.11 hereof, and shall be retained or disposed of by such Series according to those provisions and the proceeds thereof shall be credited to the Capital Account. Neither the Series Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

All other distributions received by a Series shall be credited to the Capital Account.

Section 3.03.  Capital Account. All monies received by the Series Trustee in respect of the Securities, other than amounts credited to the Income Account pursuant to Section 3.02, shall be credited to a separate account to be known as the “Capital Account” (except for monies deposited by the Depositor or received pursuant to draws on the letter of credit for purchase of Securities or Contract Obligations pursuant to Section 2.01, which shall be separately held in trust by the Series Trustee for such purpose and shall not be credited to the Capital Account except as provided in Section 2.01(d)).

Section 3.04.  Reserve Account. When directed by the Depositor from time to time, the Series Trustee shall withdraw from the cash on deposit in the Income Account or the Capital Account of the Series such amounts as the Depositor, in its sole discretion, shall deem requisite to establish a reserve for applicable taxes or other governmental charges that may be payable out of the Series or in connection with the dissolution of the Series pursuant to Section 8.02. Such amounts so withdrawn shall be credited to a separate account for each Trust which shall be known as the “Reserve Account.” The Series Trustee shall not distribute to the Unit holders any of the amounts in the Reserve Account; provided, however, that if the Depositor shall, in its sole discretion, determine that such amounts are no longer necessary for the payment of any applicable taxes or other governmental charges, then, as directed by the Depositor, the Series Trustee shall promptly deposit such amounts in the account from which withdrawn, or if the Series shall have dissolved or shall be in the process of dissolving, the Series Trustee shall distribute same in accordance with Section 8.02(d) to each Unit holder such holder’s interest in the Reserve Account.

Section 3.05.  Deductions and Distributions. (I) On or immediately after each Record Date, the Depositor shall determine the adequacy of the funds then credited to the Reserve Account and direct the Series Trustee to make any further credits thereto as may appear appropriate in accordance with Section 3.04. On or immediately after such Record Date, or at such other time specified in the Series Trust Agreement, the Series Trustee shall then with respect to the Series:

(a)  deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04;

(b)  deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to the Portfolio Supervisor and the Depositor the amounts that they are entitled to receive, pursuant to Sections 3.16 and 4.03, respectively; and

(c)  deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.08, as certified to by the Depositor.

(II)(a) If the Prospectus for a Series so provides, the Series Trustee, as of the “First Settlement Date,” as set forth in the section entitled “Summary of Essential Information” in the Prospectus, shall pay to the Depositor, as sole Unit holder of record, the amount of interest accrued to such date on the Securities referenced in the Prospectus which are deposited in the Series, net of a proportionate amount of Series expenses attributable to the period between the date of the Series Trust Agreement and the First Settlement Date. To the extent the funds then held in the Income Account are insufficient to make such distribution, the Series Trustee shall advance funds to the Series and shall be entitled to reimbursement, without interest, for such advancements from income received by the Series before any further distributions shall be made from the Income Account to Unit holders of the Series. Subsequent distributions shall be made as hereinafter provided.

On each Distribution Date, the Series Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder’s Income Distribution (as defined below in paragraph (b) of this Subsection 3.05(II)), plus such Unit holder’s pro rata share of the balance of the Capital Account (computed as provided below in paragraph (c) of this Subsection 3.05(II)), provided, however, that if on such Record Date the Capital Account does not contain any proceeds from matured Securities, the Series Trustee shall not be required to make a distribution from the Capital Account unless the amount available for distribution shall equal or exceed $1.00 per 100 Units, except that, notwithstanding any provisions of these Standard Terms and Conditions to the contrary, (i) with respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), the Series Trustee shall on any Distribution Date distribute the cash available for distribution in the Income and Capital Accounts within the meaning of Treas. Reg. Section 1.671-5(b)(5) if the aggregate amount of such cash available for distribution is equal to or greater than .1% of the net asset value of such Series on the related Record Date and (ii) with respect to any Series which has elected to qualify as a “regulated investment company,” the Series Trustee shall make such distributions from the Income and Capital Accounts as may be necessary, as determined by the Series’ independent registered public accounting firm (the “Series Tax Accountants”), in order to avoid the imposition of any income or excise taxes on undistributed income in the Series to the extent provided below. With respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), this provision is intended to comply with Treas. Reg. Section 1.671-5(c)(2)(v)(C) and shall be interpreted consistent therewith and with any successor regulations. With respect to any Series which has elected to qualify as a “regulated investment company,” the Series Trustee shall make distributions to avoid the imposition of any income or excise taxes on undistributed income in the Series only if the Series’ Series Tax Accountants advises the Series Trustee that such distributions are necessary and identifies the amount of the distribution(s), and the Series Trustee’s sole obligation related to avoiding the imposition of any such taxes shall be to comply with the relevant advice of the Series’ Series Tax Accountants. Notwithstanding the foregoing provisions of this paragraph, the Depositor is authorized to direct the Series Trustee not to make a distribution otherwise required to avoid the imposition of excise taxes on undistributed income and to cause the Series to incur the resulting tax liability if the Depositor determines such action to be in the best interest of the Unit holders. The Series Trustee shall have no liability for actions taken pursuant to such direction. The Depositor shall have no liability for any such determination made in good faith. Notwithstanding anything to the contrary in this Section 3.05, except to the extent the Series Trustee is instructed to make distributions to avoid the imposition or income or excise taxes, the Series Trustee will not be required to make a distribution from the Income Account of a Series which has elected to qualify as a “regulated Investment company” and does not make distributions of income calculated on the basis of one-twelfth of the annual income of the Series unless the amount available for distribution from such account shall equal or exceed $1.00 per 100 Units.

Each Series shall provide the following distribution elections: (1) distributions of cash to be made by payment to the Depository Trust Company, as the sole registered Unit holder of the Series, for further distribution to the beneficial owners of Units in accordance with the customary procedures of the Depository Trust Company (the “Cash Distribution”); or (2) if provided for in the Prospectus for a Series, the following reinvestment option (the “Reinvestment Option”):

The Series Trustee will, for any Unit holder who provides the Series Trustee written instruction, properly executed and in a form satisfactory to the Series Trustee, received by the Series Trustee no later than its close of business ten Business Days prior to a Record Date, (the “Reinvestment Notice Date”), reinvest such Unit holder’s distribution from the Income and Capital Accounts in Units of the Series, purchased from the Depositor, to the extent the Depositor shall make Units available for such purchase, at the Depositor’s offering price as of the second Business Day prior to the following Distribution Date, and at such reduced sales charge as may be described in the Prospectus for the Series. If, for any reason, the Depositor does not have Units of the Series available for purchase, the Series Trustee shall distribute such Unit holder’s distribution from the Income and Capital Accounts in the manner provided for the Cash Distribution. The Series Trustee shall be entitled to rely on a written instruction received as of the Reinvestment Notice Date and shall not be affected by any subsequent notice to the contrary. The Series Trustee shall have no responsibility for any loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

Any Unit holder who does not effectively elect the Reinvestment Option shall receive a Cash Distribution.

(b)  (1) Unless the Prospectus for the Series provides that the Series will make distributions from the Income Account calculated on the basis of one-twelfth of the annual income of the Series, for purposes of this Subsection 3.05(II), the Unit holder’s Income Distribution shall be equal to such Unit holder’s pro rata share of the cash balance in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (i) the fees and expenses then deductible pursuant to Section 3.05(I) and (ii) the Series Trustee’s estimate of other expenses properly chargeable to the Income Account pursuant to these Standard Terms and Conditions which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates.

(2)  If the Prospectus for the Series provides that the Series will make distributions from the Income Account calculated on the basis of one-twelfth of the annual income of the Series, the Unit holder’s Income Distribution shall be equal to such Unit holder’s pro rata share of the cash balance of the Income Account calculated as of the prior Record Date, on the basis of one-twelfth of the annual income of the Series for the ensuing twelve months estimated by reference to the distributions made on the Securities during the preceding calendar quarter (as adjusted for any information with respect to future distributions provided to the Series Trustee by the Portfolio Supervisor or otherwise actually received by the personnel of the Series Trustee charged with the administration of the Series prior to such Record Date) after deduction of (i) the fees and expenses then deductible pursuant to Section 3.05(I) and (ii) the Series Trustee’s estimate of other expenses properly chargeable to the Income Account pursuant to these Standard Terms and Conditions which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates. The Series Trustee shall advance out of its own funds and deposit in and credit to the Income Account on each Distribution Date, to the extent that there is not sufficient cash in the Income Account, the additional amount, if any, anticipated by the Series Trustee to be necessary to make the Income Distribution as specified in the preceding sentence; the Series Trustee shall be entitled to be reimbursed from the Income Account without interest when funds are available therein from income on any of the Securities, including upon the sale of Securities to meet redemptions, for any and all amounts advanced by it pursuant to this paragraph. The Series Trustee shall be deemed to be the beneficial owner of the income of the Series to the extent such income is required to reimburse the Series Trustee for amounts advanced by it pursuant to this paragraph; amounts payable to the Series Trustee in respect of such advances shall be secured by a lien on the Series Fund prior to the interests of Unit holders and all other Persons. In the event any issuer of Securities fails to make an anticipated distribution, or there is a disposition of Securities or other event that reduces the net income which will be received from that estimated by the Series Trustee, the Series Trustee shall, on the Record Date or Record Dates next following the Series Trustee’s determination that such event has occurred, reduce the amount of the next following distribution or distributions by such amount as will enable the Series Trustee to recover any advances to the Series referable to the anticipated receipt of such unrealized income. As determined by the Series’ Series Tax Accountants, with respect to Series which have elected to qualify as “regulated investment companies,” the Series Trustee shall adjust the December distribution from the Interest and Capital Accounts as may be necessary so that Series distributions during the calendar year equal an amount necessary to avoid paying any regulated investment company excise tax for such year. The Series Trustee is authorized to reduce the following January distribution by the amount of any such increase. The Series Trustee shall have no obligation to adjust the December and January distributions pursuant to the preceding two sentences unless the Series’ Series Tax Accountants advises the Series Trustee that such adjustments are necessary, and the Series Trustee’s sole obligation related to such adjustments shall be to comply with the relevant advice of the Series’ Series Tax Accountants.

(c)  On each Distribution Date, the pro-rata share of the Capital Account of each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date for purposes of Section 3.05(II)(a) shall be an amount per Unit equal to such Unit holder’s pro rata share of the balance of the Capital Account after deduction of any amounts provided in Subsection 3.05(I) (except for monies on deposit therein required to purchase Contract Obligations and, with respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), monies constituting proceeds of pro-rata sales of Series assets to effect redemptions, which proceeds shall be retained for payment of redemptions) computed as of the close of business on such Record Date.

(d)  The pro-rata amounts to be distributed to each Unit holder pursuant to the other provisions of this Section 3.05(II) shall be that pro rata share of the balance of the Income and Capital Accounts, computed as set forth herein, as shall be represented by the Units registered in the name of such Unit holder. In the computation of each such pro rata share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Income Account or the Capital Account shall be held in the same manner as other amounts subsequently deposited in each of such accounts, respectively.

(e)  Principal and other income attributable to Contract Obligations which the Depositor shall have declared by written notice to the Series Trustee to be Failed Contract Obligations for which Replacement Securities are not to be substituted pursuant to Section 3.12 hereof shall be distributed to Unit holders of record as of the close of business on the Record Date next following the failure of consummation of such purchase and shall be distributed not more than 120 days after the receipt of such notice by the Series Trustee or at such earlier time in such manner as the Series Trustee in its sole discretion deems to be in the best interest of Unit holders.

(f)  For the purpose of distributions as herein provided, the Unit holders of record on the registration books of the Series Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Series Trustee by reason of payment to any Unit holder of record. Nothing herein shall be construed to prevent the payment of amounts from the Income Account and the Capital Account to individual Unit holders by means of one check, draft, wire or other payment means provided that the Series Trustee has disseminated the relevant distribution rates as provided in Section 3.06 hereof.

Section 3.06.  Distribution Rates, Annual Statement. On the Record Date for a distribution from the Income or Capital Accounts of a Series, the Series Trustee shall provide the Depository Trust Company with the dollar amount per Unit distributed from each account. Within a reasonable period of time after the last Business Day of each calendar year, the Series Trustee shall prepare a statement setting forth, with respect to such calendar year and with respect to each Series in existence during any part of such calendar year, the information specified below. The Depositor will make the statement available at the Depositor’s website (www.ftportfolios.com) in the UIT Tax Center, where it will be retrievable by CUSIP; in addition, the Depositor will mail a copy of the statement to any Unit holder requesting the same in the manner specified in the Series Prospectus.

The annual statement shall set forth:

(A)  as to the Income Account:

(1)  the amount of income received or accrued on the Securities (including amounts received as a portion of the proceeds of any disposition of Securities);

(2)  the amounts paid from the Income Account for purchases of Securities pursuant to Section 3.12 and for redemptions pursuant to Section 5.02;

(3)  the deductions from the Income Account for payment into the Reserve Account;

(4)  the deductions for applicable taxes and fees and expenses of the Series Trustee, the Depositor, the Portfolio Supervisor, counsel, auditors and any expenses paid by the Series pursuant to Section 3.05;

(5)  the amounts reserved for purchases of Contract Obligations or for purchases made pursuant to Section 3.12; and

(6)  the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per 100 Units outstanding on the last Business Day of such calendar year;

(B) as to the Capital Account:

(1)  the date of principal payments and prepayments due to the sale, maturity, redemption, liquidation or disposition of any of the Securities and the net proceeds received therefrom, separately stating amounts attributable to short-term capital gains, excluding any portion thereof credited to the Income Account;

(2)  the deductions from the Capital Account, if any, for payment of applicable taxes and fees and expenses of the Series Trustee, the Depositor, the Portfolio Supervisor, counsel, auditors and any expenses paid by the Series under Section 3.05;

(3)  the amount paid for purchases of Securities pursuant to Section 3.12 and for redemptions pursuant to Section 5.02;

(4)  the deductions from the Capital Account for payments into the Reserve Account;

(5)  the amounts reserved for purchases of Contract Obligations or for purchases made pursuant to Section 3.12; and

(6)  the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per 100 Units outstanding on the last Business Day of such calendar year; and

(C)  the following information:

(1)  a list of Securities as of the last Business Day of such calendar year and a list which identifies all Securities sold or other Securities acquired during such calendar year, if any;

(2)  the number of Units outstanding on the last Business Day of such calendar year;

(3)  the Unit Value as defined in Section 5.01 based on the last Series Fund Evaluation pursuant to Section 5.01 made during such calendar year; and

(4)  the amounts actually distributed or which are otherwise attributable to Unit holders during such calendar year from the Income and Capital Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per 100 Units outstanding on the Record Dates for such distributions and the status of such distributions for federal income tax purposes as determined by the Series Tax Accountants engaged for the Series.

With respect to any Series which has elected to be taxed as a regulated investment company, amounts distributable from the Income Account upon dissolution of the Series pursuant to Section 8.02 shall be treated as transferred to the Capital Account and included in the dollar amount reported as distributed from the Capital Account for all purposes of this Section 3.06.

Section 3.07.  Sale of Securities. If necessary, in order to maintain the sound investment character of a Series, the Depositor shall direct the Series Trustee to sell or liquidate Securities in such Series at such price and time and in such manner as shall be determined by the Depositor, provided that the Depositor has determined with the advice of the Portfolio Supervisor, if appropriate, that any one or more of the following conditions exist:

(a)  that there has been a default on any of the Securities in the payment of dividends, after declared and when due and payable;

(b)  that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of dividends on any such Securities, or that there exists any legal question or impediment affecting such Securities or the payment of dividends from the same;

(c)  that there has occurred any breach of covenant or warranty in any document relating to the issuer of the Securities which would adversely affect either immediately or contingently the payment of dividends from such Securities, or the general credit standing of the issuer or otherwise impair the sound investment character of such Securities;

(d)  that there has been a default in the payment of principal of, or dividends, income or premium, if any, on any other outstanding obligations of the issuer of such Securities;

(e)  that the price of any such Securities had declined to such an extent or other such credit factors exist so that in the opinion of the Depositor, as evidenced in writing to the Series Trustee, the retention of such Securities would be detrimental to the Series Fund and to the interest of the Unit holders;

(f)  that all of the Securities in the Series’ portfolio will be sold pursuant to dissolution of the Series pursuant to Section 8.02 hereof;

(g)  that such sale is required due to Units tendered for redemption;

(h)  in the case of a Series which has elected to qualify as a “regulated investment company,” that the sale of Securities is necessary or advisable: (i) in order to maintain the qualification of the Series as such; or (ii) to provide funds to make any distribution from such a Series for a taxable year in order to avoid imposition of any income or excise taxes on undistributed income in the Series;

(i)  that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Depositor the sale or tender of the Security is in the best interest of the Unit holders;

(j)  that as a result of the ownership of the Security, the Series or its Unit holders would be a direct or indirect shareholder of a passive foreign investment company as defined in Section 1297(a) of the Internal Revenue Code; and

(k)  that such sale is necessary for the Series to comply with such federal and/or state laws, regulations and/or regulatory actions and interpretations which may be in effect from time to time.

Upon receipt of such direction from the Depositor, upon which the Series Trustee shall rely, the Series Trustee shall proceed to sell or liquidate the specified Securities in accordance with such direction, and upon the receipt of the proceeds of any such sale or liquidation, after deducting therefrom any fees and expenses of the Series Trustee, brokerage charges, taxes or other governmental charges connected with such sale or liquidation, shall deposit such net proceeds in the Capital Account.

If a Series contains Securities that are subject to written options, to the extent that, prior to the expiration of such options, such Securities (a) are sold for the purpose of funding the Capital Account for redemption of Units tendered for redemption or (b) are otherwise sold pursuant to these Standard Terms and Conditions the Series Trustee shall, as directed by the Depositor, purchase options of the same type, thereby offsetting the obligation under the written option.

The Series Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale, or purchase of an option, made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Series Trustee shall have no duty to sell or liquidate any Securities, or purchase any option, under this Section 3.07 except to the extent otherwise required by Section 3.09 of these Standard Terms and Conditions.

Section 3.08.  Counsel. The Depositor may employ, from time to time, as it deems necessary or desirable, for the account of a Series a firm of attorneys for any legal services which may be required in connection with the Securities, including any advice as to whether any Securities constitute Restricted Securities and any legal matters relating to the possible disposition or acquisition of any Securities pursuant to any provisions hereof or for any other reasons deemed advisable by the Depositor or the Series Trustee, in their discretion. The fees and expenses of such counsel may, at the discretion of the Depositor, be paid by the Series Trustee from the Income Account and Capital Account as provided for in Section 3.05(I)(c) hereof.

Section 3.09.  Notice and Sale by Series Trustee. If at any time the principal stated value or par value of or income from any of the Securities of a Series shall be in default and not paid or provision for payment thereof shall not have been duly made, the Series Trustee shall notify the Depositor thereof. If within thirty days after such notification the Depositor has not given any instruction to sell or hold or has not taken any other action in connection with such Securities, the Series Trustee shall sell such Securities forthwith, and neither the Depositor nor the Series Trustee shall be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

Section 3.10.  Role and Liability of Depositor; Successor Depositor. (a) The Depositor shall have the authority to contract on behalf of and in the name of the Master Trust for the account of a Series, and the Depositor may direct the Series Trustee to contract on behalf of and in the name of the Master Trust for the account of a Series. The Series shall be solely liable for the performance of any such contract and neither the Depositor nor the Series Trustee shall have any personal liability.

(b)  Except as otherwise expressly provided herein, and to the fullest extent permitted by law, the Depositor shall not have any duty (including fiduciary duty) to the Master Trust, any Series, the Series Trustee, the Portfolio Supervisor, any Unit holder or any other Person; provided that this Section 3.10 does not eliminate any implied contractual covenant of good faith and fair dealing. The Depositor shall not be liable to any Person under any circumstances in connection with any of the transactions contemplated by these Standard Terms and Conditions, other than by reason of the Depositor’s own bad faith, willful misfeasance or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under these Standard Terms and Conditions. To the fullest extent permitted by law, any implied duties or liabilities of the Depositor otherwise existing at law or in equity with respect to the Master Trust, any Series, the Series Trustee, the Portfolio Supervisor, any Unit holder or any other Person, are hereby eliminated. Neither the power to give direction to a Series Trustee or any Person nor the exercise thereof by any Person (including a Unit holder) shall cause the Depositor to have duties (including fiduciary duties) or liabilities relating thereto to the Master Trust, any Series, the Series Trustee, any Unit holder or any other Person. The Depositor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Series Trustee, counsel or any other Persons pursuant to these Standard Terms and Conditions and in furtherance of its duties.

(c)       The Depositor shall not be under any obligation or appear in, prosecute or defend any legal action, proceeding, including a proceeding before any agency, mediator, arbitrator or similar forum, which in the Depositor’s opinion may involve it in any expense or liability unless, as often as required by the Depositor, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Depositor from such actions shall be deductible from and a charge against the Income and Capital Accounts of the affected Series; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable in respect of these Standard Terms and Conditions and the rights and duties of the parties hereto and the interests of the Unit holders hereunder and, in such event, the legal expenses and costs of any such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Series concerned and shall be paid directly by the Series Trustee out of the Income and Capital Account of such Series. The Depositor shall in no event be deemed to have assumed or incurred any liability, duty or obligation to the Master Trust, any Series, the Series Trustee, the Portfolio Supervisor, any Unit holder or any other Person, other than as expressly provided for herein.

(d)  In no event shall the Depositor be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the income or interest thereon or upon it as Depositor hereunder or upon or in respect of any Series which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises.

(e)  (i) The Depositor may resign by delivering to the Series Trustee an instrument of resignation and, upon such delivery, the Series Trustee shall proceed as provided in Section 6.01(f). Any resignation shall become effective upon the acceptance of appointment by a successor Depositor, or, if no successor is appointed, the termination of the Series. The resigning Depositor shall not be liable for acts or omissions occurring subsequent to the effectiveness of its resignation.

(ii) Any entity into which the Depositor may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Depositor shall be a party, shall be the successor under these Standard Terms and Conditions without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, notwithstanding anything to the contrary contained herein or in any agreement relating to such merger or consolidation by which the Depositor may seek to retain certain powers, rights and privileges for any period of time following such merger or consolidation. Any Depositor may transfer all or substantially all of its assets to a corporation or other entity which carries on the business of such Depositor, if at the time of such transfer such successor duly assumes all the obligations of such Depositor under these Standard Terms and Conditions without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

(f)       To the fullest extent permitted by law and notwithstanding anything in these Standard Terms and Conditions to the contrary, the Depositor shall not be personally liable for special, consequential or punitive damages, however styled, including, without limitation, lost profits of any Person.

(g)       The Depositor shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services, acts of terrorism or pandemic).

(h)       Except for those actions that the Depositor is expressly required to take hereunder, the Depositor shall not have any obligation or liability to take any action or to refrain from taking any action hereunder or under any contract to which the Master Trust or any Series is a party regardless of the consequences of the failure to take such action.

(i)       The Depositor shall not have any obligation or duty to supervise or monitor the performance of the Series Trustee, Portfolio Supervisor or any other Person and shall have no liability for the failure of the Series Trustee, Portfolio Supervisor or any other Person to perform its obligations or duties hereunder or under any contract to which the Master Trust or any Series is a party or otherwise.

(j)       The Depositor shall have no obligation or duty to monitor the obligations and duties of the Master Trust or any Series under any contract to which either is a party or to ensure their compliance with the terms thereof.

(k)       The Depositor shall be indemnified ratably, as determined by the aggregate value of the Securities and other assets held by each affected Series, by the affected Series and held harmless against any loss or liability accruing to it without bad faith, willful misfeasance, gross negligence or reckless disregard of its obligations and duties under these Standard Terms and Conditions on its part, under any circumstances arising out of or in connection with any of the transactions contemplated by these Standard Terms and Conditions, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, and including any loss, liability or expense incurred in acting pursuant to the provisions of these Standard Terms and Conditions or in undertaking actions from time to time which the Depositor deems necessary in its discretion to protect the Series and the rights and interests of the Unit holders pursuant to the terms of these Standard Terms and Conditions. The Depositor’s right to indemnification shall survive its resignation or removal pursuant to this Section 3.10.

Section 3.11.  Voting; Notice to Depositor. Subject to the following two paragraphs, in the event that the Series Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Securities deposited in a Series, the Series Trustee shall take such action or omit from taking any action, as appropriate, so as to cause the Securities to be voted as closely as possible in the same manner and the same general proportion as are the Securities held by owners other than such Series. The Series Trustee may employ for the account of a Series an agent to cause the Securities to be voted as provided in the preceding sentence and the cost of such agent shall be an expense of the Series.

With respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), in the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Series Securities, the Series Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Series Trustee pursuant to the Depositor’s direction, unless the Depositor advises the Series Trustee to keep such securities or property. With respect to any Series which intends to qualify as a regulated investment company, as set forth in the Prospectus for such Series, in the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Series Securities, the Series Trustee will, at the direction of the Depositor, vote for or against any offer for new or exchanged securities or property in exchange for a Series Security. Should any issuance, exchange or substitution be effected, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Series Trustee pursuant to the Depositor’s direction, unless the Depositor advises the Series Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising and directing the Series Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in Section 3.05 regarding distributions from the Capital Account.

Subject to the preceding paragraph, with respect to any Series that holds shares of a closed-end fund, exchange traded fund or other investment fund (a “Deposited Fund”), the Series Trustee will provide the Depositor access to the information provided to the Series Trustee regarding matters on which voting or other action is solicited or required with respect to shares of a Deposited Fund. If the Depositor determines that the voting or response to such matters should not be done in accordance with the first paragraph of this Section and, with respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22) the outcome of voting or response to such matters will not result in such Series receiving new or exchange securities, as certified to the Series Trustee by the Depositor upon which the Series Trustee shall conclusively rely, the Depositor will direct the Series Trustee in writing as to the manner in which the voting or response should be made not later than ten Business Days prior to due date for the vote or response. Unless prohibited by law or statute, the Series Trustee will vote or respond as directed by the Depositor. In providing such direction, the Depositor will take into account any applicable agreement and all restrictions or limitations imposed by applicable law or statute and will cause the shares to be voted, or other response made, in the best interests of the Unit holders. The Depositor is authorized to enter into an agreement on behalf of the Series with a Deposited Fund with respect to the manner in which the shares of such fund will be voted or otherwise regarding a Series’ investment in such Deposited Fund.

The Series shall be solely responsible for the consequences of any vote or other action taken pursuant to this Section. None of the Depositor, the Portfolio Supervisor or the Series Trustee shall be liable to the Series, the Unit holders, the Master Trust or any other Person for any loss or liability resulting from any vote, response, action or failure to take action pursuant to this Section, or for depreciation or loss incurred by reason of any sale made pursuant to this Section 3.11 or, as to the Series Trustee, by reason of any action taken pursuant to direction given to the Series Trustee.

Whenever new securities or property is received and retained by a Series pursuant to this Section 3.11, the Series Trustee shall provide to all Unit holders of such Series notices of such acquisition in the Series Trustee’s annual report unless prior notice is directed by the Depositor.

Section 3.12.  Replacement Securities. In the event that any contract to purchase any Contract Obligation is not consummated in accordance with its terms (a “Failed Contract Obligation”), the Depositor may instruct the Series Trustee in writing to (i) purchase a replacement security as defined herein which has been selected by the Depositor (the “Replacement Security”) or (ii) refrain from purchasing a Replacement Security and distribute the monies held for purchasing such a Replacement Security pursuant to Section 2.01. Purchases of Replacement Securities (the “New Securities”) will be made subject to the conditions set forth below:

(a)  With respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), the New Securities shall be of an issue of Securities originally selected for deposit in that Series of the Series, and with respect to any Series which intends to qualify as a regulated investment company, as set forth in the Prospectus for such Series, the New Securities shall be Securities of an issue of Securities originally selected for deposit in that Series or securities which the Depositor determines to be similar in character to the Securities originally selected for deposit;

(b)  The purchase of the New Securities shall not adversely affect the federal income tax status of the Series;

(c)  The purchase price of the New Securities shall not exceed the total amount of cash deposited, or the amount drawn with respect to the Failed Contract Obligation pursuant to Section 2.01(a) under the letter of credit deposited, by the Depositor at the time of the deposit of the Failed Contract Obligation;

(d)  The written instructions of the Depositor shall (i) identify the New Securities to be purchased and (ii) state that the contract to purchase, if any, to be entered into by the Series Trustee is satisfactory in form and substance; and

(e)  The New Securities shall be purchased within thirty days after the deposit of the Failed Contract Obligation.

Upon satisfaction of the foregoing conditions with respect to any New Securities, which shall be certified by the Depositor in the written instruction to the Series Trustee identifying the New Securities, the Series Trustee shall enter into the contract to purchase such New Securities and take all steps reasonably necessary to complete the purchase thereof. Whenever a New Security is acquired by the Series Trustee pursuant to the provisions of this Section, the Series Trustee will, as agent for the Depositor, not later than five days after such acquisition, deliver or mail to each Unit holder a notice of such acquisition, including an identification of the Securities eliminated and the Securities acquired and shall include such information in the Annual Statement specified in Section 3.06. Amounts in respect of the purchase price thereof on account of principal shall be paid out of and charged against the cash deposited, or the amounts drawn with respect to the Failed Contract Obligation pursuant to Section 2.01(a) under the letter of credit deposited, by the Depositor at the time of the deposit of the Failed Contract Obligation. In the event the Series Trustee shall not consummate any purchase of New Securities pursuant to this Section 3.12, funds held for such purchase shall be distributed in accordance with Section 2.01(d) and Section 3.05(II)(e). Any excess of the purchase price of a Failed Contract Obligation over the purchase price of its corresponding Replacement Security shall be refunded by the Series Trustee to the Depositor. The Series Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any instruction given the Series Trustee, or any failure to make any purchase authorized by, this Section 3.12. The Depositor shall not be liable to the Master Trust, any Series, the Series Trustee, the Portfolio Supervisor, any Unit holder or any other Person for any failure to instruct the Series Trustee to purchase any New Securities, nor shall the Series Trustee or Depositor be liable for errors of judgment in respect to this Section 3.12; provided, however, that this provision shall not protect the Depositor or the Series Trustee against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.

Section 3.13.  Deferred Sales Charge. If the Prospectus related to the Series specifies a deferred sales charge, the Series Trustee shall, on the dates specified in and as permitted by such Prospectus (the “Deferred Sales Charge Payment Dates”), withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Series account designated by the Depositor out of which the deferred sales charge will be distributed to or on the order of the Depositor on such Deferred Sales Charge Payment Dates (the “Deferred Sales Charge Account”). If the balance in the Capital Account is insufficient to make such withdrawal, the Series Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Series Trustee at any time for payment of the deferred sales charge shall not exceed $15,000. Such direction shall, if the Series Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Series Trustee shall sell Securities sufficient to pay the deferred sales charge (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares, options or par amount of each Security then held. The proceeds of such sales, less any amounts paid to the Series Trustee in reimbursement of its advances, shall be credited to the Deferred Sales Charge Account. If a Unit holder redeems Units prior to full payment of the deferred sales charge, the Series Trustee shall, if so provided in the related Prospectus and, except for situations in which the Series Fund Evaluation determined as provided in Section 5.01 hereof has been reduced by the amount of any unpaid accrued deferred sales charge, on the Redemption Date, withhold from the Redemption Price payable to such Unit holder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Series is dissolved for reasons other than those set forth in Section 6.01(g), the Series Trustee shall, if so provided in the related Prospectus, on the dissolution of the Series, withhold from the proceeds payable to Unit holders an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Series is dissolved pursuant to Section 6.01(g), the Series Trustee shall not withhold from the proceeds payable to Unit holders any amounts of unpaid deferred sales charges. If pursuant to Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unit holder the amount specified under Section 5.02, which amount, except for situations in which the Series Fund Evaluation determined as provided in Section 5.01 hereof has been reduced by the amount of any unpaid accrued deferred sales charge, shall be reduced by the unpaid portion of the deferred sales charge. All advances made by the Series Trustee pursuant to this Section shall be secured by a lien on the Series prior to the interest of the Unit holders and all other Persons. If the related Prospectus provides that the deferred sales charge shall accrue on a daily basis, the “unpaid portion of the deferred sales charge” as used in this paragraph shall mean the accrued and unpaid deferred sales charge as of the date of redemption or dissolution, as appropriate. The Depositor represents that the price paid by any Unit holder for Units acquired through reinvestment of Series distributions will be reduced by the aggregate amount of unpaid deferred sales charge at the time of the purchase to offset any subsequent collection by the Depositor of deferred sales charge in respect of the Units so acquired. To the extent permitted by applicable law and regulatory authorization, unpaid portions of the deferred sales charge shall be secured by a lien on the Series in favor of the Depositor, provided that such lien shall be subordinate to any lien in favor of the Series Trustee granted by these Standard Terms and Conditions. To the extent of the Depositor’s lien, the Series Trustee shall hold the assets of the Series for the benefit of the Depositor, provided that the Series Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Series without regard to such lien.

Section 3.14.  Creation and Development Fee. If the Prospectus related to the Series specifies a creation and development fee, the Series Trustee shall, at the conclusion of the initial offering period for a Series, as certified by the Depositor to the Series Trustee, withdraw from the Capital Account, an amount equal to the entire creation and development fee and credit such amount to a special non-Series account designated by the Depositor out of which the creation and development fee will be distributed to the Depositor (the “Creation and Development Account”). The payment provided for in this section shall be for the account of Unit holders of record at the conclusion of the initial offering period and shall have no effect on the net asset value of Series Units prior to such date. If the balance in the Capital Account is insufficient to make such withdrawal, the Series Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or the Depositor shall direct that the Series sell Securities and the Series Trustee shall credit the proceeds thereof to the Creation and Development Account, provided, however, that the aggregate amount advanced by the Series Trustee at any time for payment of the creation and development fee shall not exceed $15,000. Such direction shall, if the Series is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of a direction by the Depositor to the Series Trustee to advance funds, the Series shall sell Securities sufficient to pay the creation and development fee (and any unreimbursed advance then outstanding) in full, the Series shall sell Securities in such manner as will maintain (to the extent practicable) the relative proportion of number of shares. options or par amount of each Security then held. The proceeds of such sales, less any amounts paid to the Series Trustee in reimbursement of its advances, shall be credited to the Creation and Development Account. If the Series is dissolved pursuant to Section 6.01(g), the Depositor agrees to reimburse Unit holders for any amounts of the Creation and Development Fee collected by the Depositor to which it is not entitled. All advances made by the Series Trustee pursuant to this Section shall be secured by a lien on the Series prior to the interest of Unit holders and all other Persons. The Depositor agrees to reimburse the Series and any Unit holder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules. Notwithstanding the foregoing provisions of this Section, if the Prospectus provides that the Creation and Development Fee shall be accrued on a daily basis, (i) such fee shall accrue on a daily basis over the term set forth in the Prospectus, and (ii) the accrual shall be charged to the Series and paid to the Depositor on a monthly basis on each Distribution Date. The provisions in this Section relating to sales of Securities, advances, and the Depositor’s reimbursement obligation shall apply to the payments made pursuant to the preceding sentence.

Section 3.15.  Selection of Brokers or Dealers in Connection with the Acquisition and Disposition of Securities; Foreign Currency Exchange. (a) In acquiring or disposing of Securities, including without limitation Additional Securities and New Securities, the Portfolio Supervisor (or the Depositor or Series Trustee if the Depositor or Series Trustee is acquiring or disposing of Securities for the account of the Series as provided in Section 3.18) shall direct transactions to such brokers or dealers as the Portfolio Supervisor selects. If the Portfolio Supervisor fails so to direct, the Depositor shall select such brokers or dealers. If neither the Portfolio Supervisor nor the Depositor is directing the transaction for the Series, the Series Trustee shall select such brokers or dealers from whom the Series Trustee expects to obtain the most favorable execution of orders. The Depositor or an affiliate of the Depositor or of the Series Trustee may act as broker. If the Depositor or an affiliate acts as broker, it shall be entitled to compensation in accordance with applicable law and regulations. Any affiliate of the Series Trustee acting as broker shall receive such compensation as may be agreed upon with the Depositor (or, if selected by the Series Trustee, at market commission rates, concessions or markups), without reduction of the compensation payable to the Series Trustee for its services as such. With the prior consent of the Series Trustee, such of the Portfolio Supervisor or Depositor which is directing the transaction, is authorized to engage a broker qualified to act as a custodian for Series assets pursuant to Rule 17f-4 under the Investment Company Act of 1940, as amended, to maintain custody of, and act as clearing broker with respect to transactions involving, options and other instruments cleared through the Options Clearing Corporation of which the Series Trustee is unable to maintain custody. The clearing broker shall be identified in the Series Trust Agreement. The Portfolio Supervisor or Depositor, as appropriate, shall cause the broker executing the option transactions to provide a certificate confirming the qualification of the clearing broker to act as custodian of Series assets under Rule 17f-4 of the Investment Company Act of 1940, as amended, and to provide the Series Trustee, on an annual basis, information which shall permit the Depositor and the Series Trustee to conduct an analysis of the custody risks associated with maintaining assets with the clearing broker. The Depositor shall take such action, or shall instruct the Portfolio Supervisor to take such action, as the Depositor deems appropriate in the event the Depositor and the Series Trustee determine that custody of Series Securities shall no longer be maintained by a clearing broker.

(b)  When selling Securities which customarily trade in a foreign currency for the account of the Series, the Depositor shall, for the account of the Series, either enter into sale transactions which settle in U.S. dollars or, concurrently with the contract of the sale for the Security, enter into a foreign exchange contract for the conversion of the foreign currency received on the sale to U.S. dollars (the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security) such that the sale proceeds are delivered to the Series Trustee in U.S. dollars. Unless the Depositor shall otherwise direct, whenever funds are received by the Series Trustee in foreign currency, upon the receipt thereof, the Series Trustee shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars pursuant to the instruction of the Depositor. The Series Trustee shall have no liability for any loss or depreciation resulting from any foreign exchange transaction made by the Depositor or pursuant to the Depositor’s instruction in connection with these Standard Terms and Conditions. Any foreign exchange transaction effected by the Series Trustee in connection with these Standard Terms and Conditions may be entered into with the Series Trustee or an affiliate of the Series Trustee acting as principal or otherwise through customary banking channels, upon such terms, and for such compensation, as the Depositor and the Series Trustee or its affiliate may agree upon. Any compensation paid to the Series Trustee or its affiliate for such services shall not reduce the compensation payable to the Series Trustee for its services as such. The Depositor may issue a standing instruction with respect to foreign exchange transactions; however, the foreign exchange counterparty, which may be an affiliate of the Series Trustee, or its affiliate, will establish terms of trading in connection with any standing instruction facility. The Series shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

Section 3.16.  Portfolio Supervision. (a) The Portfolio Supervisor shall perform such portfolio and other advisory services for the Series as specified herein or as from time to time requested by the Depositor, and shall provide such bookkeeping and other administrative services to the Series of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940, and to the extent that such services are in addition to, and do not duplicate, the services to be provided hereunder by the Series Trustee, as the Depositor shall specify. As compensation for providing such services, the Portfolio Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Series Trustee monthly or annually an aggregate annual fee in the per Unit amount, if any, set forth in Part II of the Series Trust Agreement for the Series. During the initial offering period, as determined in Section 4.01 of these Standard Terms and Conditions, such fee shall be calculated based on the largest number of Units outstanding during the period for which the compensation is paid. Thereafter, and for the remainder of the calendar year during which the initial offering period ends, such fee shall be calculated based on the number of Units at the opening of business on the first Business Day after the end of the initial offering period. In each instance, such annual fee shall be prorated for any calendar year in which the Portfolio Supervisor provides services described herein during less than the whole of such year. For Series no longer in the initial offering period as of the beginning of a calendar year, such fee shall be calculated based on the number of Units outstanding at the opening of business on the first Business Day of such calendar year. Such fee may exceed the actual cost of providing such services for the Series, but at no time will the total amount received by the Portfolio Supervisor for rendering the services described in this Section 3.16 and the Depositor for rendering the services described in Section 4.03 to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to the Depositor and Portfolio Supervisor of supplying such services in such year. Such fee may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase after the date hereof in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled “All Services Less Rent of Shelter” or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Series Trustee, upon receipt of an invoice therefor from the Portfolio Supervisor, which shall constitute the representation by the Portfolio Supervisor that the portfolio supervisory services and the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by the Depositor of providing evaluation services as described in Section 4.03 and the Portfolio Supervisor of providing portfolio supervisory and bookkeeping and administrative services hereunder was not less than the compensation claimed, upon which representation the Series Trustee may conclusively rely. Such compensation shall be charged against the Income and/or Capital Accounts in accordance with Section 3.05. If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.16 and Section 4.03, the Series Trustee shall have the power to sell for the account of the Series (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Series Trustee may select in its discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.16 and Section 4.03. Any moneys payable to the Portfolio Supervisor pursuant to this Section 3.16 shall be secured by a lien on the Series Fund prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Series Trustee under these Standard Terms and Conditions. The Portfolio Supervisor may employ one or more sub-Portfolio Supervisors to assist in performing the services set forth in this Section 3.16. The Portfolio Supervisor shall not be answerable for the default of any such sub-Portfolio Supervisors if such sub-Portfolio Supervisors shall have been selected with reasonable care, provided, however, that the Portfolio Supervisor will indemnify and hold the Series harmless from and against any loss occurring as a result of a sub-Portfolio Supervisor’s willful misfeasance, reckless disregard, bad faith, or gross negligence in performing any of the services set forth in this Section 3.16. The costs of such sub-Portfolio Supervisors shall be paid by the Portfolio Supervisor out of the fees received by the Portfolio Supervisor in accordance with this Section 3.16.

(b)  The Portfolio Supervisor and any successor appointed as hereafter provided, in its capacity as Portfolio Supervisor and/or provider of bookkeeping and administrative services, as described herein, may resign and be discharged hereunder by executing an instrument of resignation in writing and filing the same with the Depositor and the Series Trustee, not less than sixty days before the date specified in such instrument when, subject to Section 3.16(f), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Series Trustee shall use their best efforts to appoint a successor to act in the capacity as to which the resignation applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Series Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Series Trustee, in duplicate, one copy of which shall be delivered to the resigning party and one copy to the successor. The Depositor and the Series Trustee may remove the Portfolio Supervisor and/or party performing bookkeeping and administrative services at any time upon thirty days’ written notice and appoint a successor to act in the capacity to which the removal applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Series Trustee, provided, however, that so long as First Trust Portfolios L.P. is acting as Depositor, the Series Trustee shall have no power to remove the Portfolio Supervisor or any affiliate of the Depositor who may be acting in any such capacity or capacities. Such appointment shall be made by written instrument executed by the Depositor and the Series Trustee, in duplicate, one copy of which shall be delivered to the party removed and one copy to its successor. Notice of such resignation or removal and appointment of a successor shall be mailed by the Series Trustee to each Unit holder then of record or, with respect to Units registered in the name of the Depository Trust Company (or its nominee, Cede & Co.), delivered to the Depository Trust Company in accordance with its customary procedures.

(c)  Any successor portfolio supervisor and/or provider of bookkeeping and administrative services described in Section 3.16, as appropriate, appointed hereunder, shall execute, acknowledge and deliver to the Depositor and the Series Trustee an instrument accepting such appointment hereunder, and such successor without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named herein and shall be bound by all the terms and conditions of these Standard Terms and Conditions.

(d)  In case at any time the Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 3.16 shall resign and no successor shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor and the Series Trustee, the resigning party may forthwith apply to a court of competent jurisdiction for the appointment of a successor. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor.

(e)  Any entity into which the Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 3.16 hereunder may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 3.16 hereunder shall be a party, shall be the successor under these Standard Terms and Conditions without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, notwithstanding anything to the contrary contained herein or in any agreement relating to such merger or consolidation by which the Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 3.16 may seek to retain certain powers, rights and privileges for any period of time following such merger or consolidation. Any Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 3.16 hereunder may transfer all or substantially all of its assets to a corporation or other entity which carries on the business of such Portfolio Supervisor and/or provider of bookkeeping and administrative services, if at the time of such transfer such successor duly assumes all the obligations of such Portfolio Supervisor and/or provider of bookkeeping and administrative services under these Standard Terms and Conditions without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

(f)  Any resignation or removal of the Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 3.16 shall become effective upon acceptance of appointment by the successor as provided in Section 3.16(c).

(g)  Except as otherwise expressly provided herein, and to the fullest extent permitted by law, the Portfolio Supervisor shall not have any duty (including fiduciary duty) to the Master Trust, any Series, the Series Trustee, the Depositor, any Unit holder or any other Person; provided that this Section 3.16(g) does not eliminate any implied contractual covenant of good faith and fair dealing. The Portfolio Supervisor shall not be liable to any Person under any circumstances in connection with any of the transactions contemplated by these Standard Terms and Conditions, other than by reason of the Portfolio Supervisor’s own bad faith, willful misfeasance or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under these Standard Terms and Conditions. To the fullest extent permitted by law, any implied duties or liabilities of the Portfolio Supervisor otherwise existing at law or in equity with respect to the Master Trust, any Series, the Series Trustee, the Depositor, any Unit holder or any other Person, are hereby eliminated. Neither the power to give direction to a Series Trustee or any Person nor the exercise thereof by any Person (including a Unit holder) shall cause the Portfolio Supervisor to have duties (including fiduciary duties) or liabilities relating thereto to the Master Trust, any Series, the Series Trustee, any Unit holder or any other Person. The Portfolio Supervisor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Series Trustee, counsel or any other Persons pursuant to these Standard Terms and Conditions and in furtherance of its duties.

(h)     The Portfolio Supervisor shall not be under any obligation to appear in, prosecute or defend any legal action, proceeding, including a proceeding before any agency, mediator, arbitrator or similar forum, which in the Portfolio Supervisor’s opinion may involve it in any expense or liability unless, as often as required by the Portfolio Supervisor, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Portfolio Supervisor from such actions shall be deductible from and a charge against the Income and Capital Accounts of the affected Series;; provided, however, that the Portfolio Supervisor may in its discretion undertake any such action which it may deem necessary or desirable in respect of these Standard Terms and Conditions and the rights and duties of the parties hereto and the interests of the Unit holders hereunder and, in such event, the legal expenses and costs of any such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Series concerned and shall be paid directly by the Series Trustee out of the Income and Capital Account of such Series. The Portfolio Supervisor shall in no event be deemed to have assumed or incurred any liability, duty or obligation to the Master Trust, any Series, the Series Trustee, the Depositor, any Unit holder or any other Person, other than as expressly provided for herein.

(i)  In no event shall the Portfolio Supervisor be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the income or interest thereon or upon it as Portfolio Supervisor hereunder or upon or in respect of any Series which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises.

(j)  To the fullest extent permitted by law and notwithstanding anything in these Standard Terms and Conditions to the contrary, the Portfolio Supervisor shall not be personally liable for special, consequential or punitive damages, however styled, including, without limitation, lost profits of any Person.

(k)  The Portfolio Supervisor shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services, acts of terrorism or pandemic).

(l)  Except for those actions that the Portfolio Supervisor is expressly required to take hereunder, the Portfolio Supervisor shall not have any obligation or liability to take any action or to refrain from taking any action hereunder or under any contract to which the Master Trust or any Series is a party regardless of the consequences of the failure to take such action.

(m)       The Portfolio Supervisor shall not have any obligation or duty to supervise or monitor the performance of the Depositor, the Series Trustee or any other Person and shall have no liability for the failure of the Depositor or Series Trustee to perform its obligations or duties hereunder or under any contract to which the Master Trust or any Series is a party or otherwise.

(n)       The Portfolio Supervisor shall have no obligation or duty to monitor the obligations and duties of the Master Trust or any Series under any contract to which either is a party or to ensure their compliance with the terms thereof.

(o)       The Portfolio Supervisor shall be indemnified ratably, as determined by the aggregate value of the Securities and other assets held by each affected Series, by the affected Series and held harmless against any loss or liability accruing to it without bad faith, willful misfeasance, gross negligence or reckless disregard of its obligations and duties under these Standard Terms and Conditions on its part, under any circumstances arising out of or in connection with any of the transactions contemplated by these Standard Terms and Conditions, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, and including any loss, liability or expense incurred in acting pursuant to the provisions of these Standard Terms and Conditions or in undertaking actions from time to time which the Portfolio Supervisor deems necessary in its discretion to protect the Series and the rights and interests of the Unit holders pursuant to the terms of these Standard Terms and Conditions. The Portfolio Supervisor’s right to indemnification shall survive its resignation or removal pursuant to this Section 3.16.

Section 3.17. Tax Matters .

(a)        General. (i) The Depositor shall engage Series Tax Accountants for each Series which shall advise the Depositor with respect to tax matters relating to the Series; prepare any tax returns required to be filed for a Series; as applicable, determine what distributions should be made to avoid or reduce excise or other taxes; supervise the tax reporting for the Series; and otherwise provide such tax advice as may be requested by the Depositor or the Series Trustee. Neither the Depositor nor the Series Trustee will have any liability to the Series, the Unit holders or any other Person for actions taken on the advice of the Series Tax Accountants.

(ii)       As advised by the Series Tax Accountants, the Depositor shall determine and make, or direct the Series Trustee to make pursuant to the Depositor’s determination, all tax elections to be made for a Series, including any election to qualify and be treated as a “regulated investment company” as defined in the Internal Revenue Code.

(iii)       The Depositor shall supervise the preparation of tax returns required to be filed for each Series.  The Series Trustee will provide the Series Tax Accountants such financial information needed for tax returns as the Series Trustee maintains in the course of the ordinary administration of the Series or as may otherwise be reasonably requested by the Series Tax Accountants. The Depositor is authorized to sign any tax return to be filed for a Series and to conduct all proceedings relating to any tax return or other matter arising in connection with the taxation of any Series.

(iv)       The Depositor and the Series Tax Accountants shall administer the tax reporting for the Series and the Series Trustee shall disseminate the tax reporting information through the Depository Trust Company in accordance with its customary procedures.

(b)        Tax Reporting for Series Grantor Trusts. With respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), the Depositor and the Series Trustee agree that the Series meets the requirements of Treas. Reg. Section 1.671-5(f)(1)(i), and the Series Trustee is authorized:

(i)  to report in accordance with any of the safe harbor methods described in Treas. Reg. Section 1.671-5(f);

(ii)  to report sales proceeds, whenever permitted, as provided in Treas. Reg. Section 1.671-5(f)(1)(iv)(B);

(iii)  to report proceeds of sales and dispositions described in Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(4)(ii) as provided in Treas. Reg. Section 1.6715(c)(2)(iv)(D)(4)(i); and

(iv)  to use the measuring date, as defined in Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(1), in lieu of the start-up date, wherever permitted.

For purposes of Treas. Reg. Section 1.671-5(f)(1)(iv)(A)(2), the date of the last deposit under Section 2.01(b) prior to the expiration of the initial offering period, as certified to the Series Trustee by the Depositor, shall be considered the ‘start-up date’ of the Series.

(c)  Claims for Exemption from, or Refund of, Withheld Foreign Taxes. Solely with respect to any Series with respect to which the Series Tax Accountants have advised that a refund or exemption with respect to withheld foreign (non-United States) taxes may be claimed on the basis of the domicile of the Series being determined by the law governing these Standard Terms and Conditions or the place of business of the Series Trustee, the Series Trustee shall, to the extent that the Series Trustee may reasonably obtain the information required to be submitted within an appropriate time, file claims for exemptions or refunds with respect to such taxes. The Series Trustee shall not, and shall have no duty to, file claims for exemptions or refunds with respect to other foreign taxes, including, for avoidance of doubt, any claim based on the domicile of the registered or beneficial owner of Series Units. The Bank of New York Mellon, or an affiliate, may be engaged by the Series Trustee to provide services in connection with a filing for refund or exemption and may receive compensation for such services without reduction of the compensation payable to the Series Trustee for its services as such.

Section 3.18.  Authority to Purchase or Sell Securities for the Account of the Series . Whenever in these Standard Terms and Conditions it is provided that the Series Trustee or the Depositor shall purchase or sell Securities, the Portfolio Supervisor is authorized to, and shall, cause the Securities to be purchased or sold, for the account of the Series. Should the Portfolio Supervisor fail to cause such purchase or sale, the Depositor shall make the purchase or sale, and the Series Trustee shall purchase or sell Securities only in the event that the Series Trustee would otherwise be directed to make the purchase or sale pursuant to the provisions of these Standard Terms and Conditions and both the Portfolio Supervisor and the Depositor have failed to make or cause such purchase or sale. Neither the Series Trustee nor the Depositor shall have any responsibility or liability for any purchase or sale of Securities caused by the Portfolio Supervisor and the Series Trustee shall have no responsibility or liability for any purchase or sale of Securities made by the Depositor or for any failure of the Portfolio Supervisor or Depositor to make, or cause, any purchase or sale required by this Section or otherwise by these Standard Terms and Conditions.

Section 3.19.  No Recourse. None of the Series Trustee, Depositor or Portfolio Supervisor, or their respective officers, directors, trustees, shareholders, agents, partners or employees, shall be liable for any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by it from the administration of the Master Trust, any Series or their respective assets; for all such liabilities, recourse shall be limited solely to the assets of the Master Trust or the applicable Series.

Article IV

Evaluation of Securities; Compensation For Evaluation; Succession

Section 4.01.  Evaluation of Securities. (a) The Depositor shall determine separately, and shall promptly furnish to the Series Trustee upon request, the value of each issue of Securities (including Contract Obligations) (the “Evaluation”) as of the Evaluation Time (i) on each Business Day during the period in which the Units are being offered for sale to the public and (ii) on any other day on which a Series Fund Evaluation is to be made pursuant to Section 5.01 or which is requested by the Series Trustee. As part of the Series Evaluation, on the Initial Date of Deposit the Depositor shall determine separately and promptly furnish to the Series Trustee the Evaluation of each issue of Securities initially deposited in the Series. The Depositor’s determination of the offering prices of the Securities on the Initial Date of Deposit shall be included in Schedule A attached to the Series Trust Agreement. For each Evaluation, the Depositor shall also confirm and furnish to the Series Trustee, on the basis of the information furnished to the Depositor by the Series Trustee as to the value of all assets of the Series Fund other than Securities, the calculation of the Series Fund Evaluation to be computed pursuant to Section 5.01.

(b)       During the initial offering period, namely, from the date of effectiveness of the Registration Statement under the Securities Act of 1933 relating to the Units to and including the day which is designated in writing by the Depositor to the Series Trustee as the conclusion of such period, the Evaluation shall be made in the following manner: if the Securities are listed on a national or foreign securities exchange or The Nasdaq Stock Market, such Evaluation shall generally be based on the closing sale price on the exchange or system which is the principal market therefor (“Primary Exchange”), which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Depositor deems such price inappropriate as the basis for evaluation). In the event a closing sale price on the Primary Exchange is not published, the Evaluation will be based on the last trade price on the Primary Exchange. If no trades occur on the Primary Exchange for a specific trade date, the Evaluation will be based on the closing sale price from, in the opinion of the Depositor, an appropriate secondary exchange, if any. If no trades occur on the Primary Exchange or any appropriate secondary exchange on a specific trade date, the Depositor will determine the Evaluation using the best information available to the Depositor, which may include the prior day’s evaluated price. If the Security is an American Depositary Receipt (“ADR”), Global Depositary Receipt (“GDR”) or other similar security in which no trade occurs on the Primary Exchange or any appropriate secondary exchange on a specific trade date, the Evaluation will be based on evaluated price of the underlying security, determined as set forth above, after applying the appropriate ADR/GDR ratio, the exchange rate and such other information which the Depositor deems appropriate. Except as provided in the following sentence, as used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange immediately prior to the Evaluation Time. For purposes of valuing Securities traded on The Nasdaq Stock Market, closing sale price shall mean the Nasdaq Official Closing Price (“NOCP”) as determined by Nasdaq. If the Securities are not so listed or, if so listed and the principal market therefor is other than on the Primary Exchange or any appropriate secondary exchange, the Evaluation shall generally be based on the current ask price on the over-the-counter market (unless the Depositor deems such price inappropriate as a basis for evaluation). If current ask prices are unavailable, the Evaluation is generally determined (a) on the basis of current ask prices for comparable securities, (b) by appraising the value of the Securities on the ask side of the market, or (c) any combination of the above. If such prices are in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current exchange rates, unless the Security is in the form of an ADR or GDR, in which case the Evaluations shall be based upon the U.S. dollar prices in the market for ADR or GDR (unless the Depositor deems such prices inappropriate as a basis for evaluation). The Evaluation of options in a Series will generally be determined based on the last quoted sale price where readily available and appropriate. If no trades occur for a specific trade date or the Depositor determines that market quotations are unavailable or inappropriate (e.g., due to infrequent transactions or thin trading), the Depositor will determine the underlying value of the options based on their good faith determination of the fair value of the options at their discretion. To determine the fair value of the options, where available, the Depositor will start with values generated using model prices provided by an independent third party, which uses a proprietary algorithm using standard option valuation variables and calculations. Where such values are not available and to assess the reasonableness of the above valuations, the Depositor may generate their own model-based valuations of the options, including using the Black-Scholes model for option valuation, and use current market quotations and ask/bid prices for comparable listed options that are more actively traded. For the purposes of the foregoing, the Depositor may obtain current prices for the Securities from investment dealers or brokers (including the Depositor) that customarily deal in similar securities. If the Depositor deems a price determined as set forth above to be inappropriate as the basis for evaluation, the Depositor shall use such other information available to the Depositor which it deems appropriate as the basis for determining the Evaluation. The aggregate Evaluation will be reduced by the aggregate value of written options, if any.

(c)  After the initial offering period and both during and after the initial offering period, for purposes of the Series Fund Evaluations required by Section 5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in Section 4.01(b), the relevant currency exchange rate expressed in U.S. dollars and, except in those cases in which the Securities are listed on a national or foreign securities exchange or The NASDAQ Stock Market and the closing sale prices are utilized, on the basis of the current bid prices of the Securities on the over-the-counter market (unless the Depositor deems such price inappropriate as a basis for evaluation). The Evaluation of options in a Series will generally be determined based on the last quoted sale price where readily available and appropriate. If no trades occur for a specific trade date or the Depositor determines that market quotations are unavailable or inappropriate (e.g., due to infrequent transactions or thin trading), the Depositor will determine the underlying value of the options based on its good faith determination of the fair value of the options at their discretion. To determine the fair value of the options, where available, the Depositor will start with values generated using model prices provided by an independent third party, which uses a proprietary algorithm using standard option valuation variables and calculations. Where such values are not available and to assess the reasonableness of the above valuations, the Depositor may generate its own model-based valuations of the options, including using the Black-Scholes model for option valuation, and use current market quotations and ask/bid prices for comparable listed options that are more actively traded.

(d)  The Depositor will maintain and preserve the records of its determinations and activities in connection with the evaluation of Series Securities as required by applicable statutes and regulations. Such records shall constitute records of the Series and shall be made available by the Depositor.

Section 4.02.  Information for Unit Holders. For the purpose of permitting Unit holders to satisfy any reporting requirements of applicable federal or state tax law, the Depositor shall make available to the Series Trustee and the Series Trustee shall transmit to any Unit holder upon request any determinations made by the Depositor pursuant to Section 4.01.

Section 4.03.  Compensation for Services Provided. (a) The Depositor, as compensation for providing evaluation services, shall receive, in arrears, against a statement or statements therefor submitted to the Series Trustee monthly or annually an aggregate annual fee in the per Unit amount, if any, set forth in Part II of the Series Trust Agreement for the Series. During the initial offering period, as determined in Section 4.01 of these Standard Terms and Conditions, such fee shall be calculated based on the largest number of Units outstanding during the period for which the compensation is paid. Thereafter, and for the remainder of the calendar year during which the initial offering period ends, such fee shall be calculated based on the number of Units at the opening of business on the first Business Day after the end of the initial offering period. In each instance, such annual fee shall be prorated for any calendar year in which the Depositor provides services described herein during less than the whole of such year. For Series no longer in the initial offering period as of the beginning of a calendar year, such fee shall be calculated based on the number of Units outstanding at the opening of business on the first Business Day of such calendar year. The fee received by the Depositor for providing evaluation services may exceed its actual cost of providing such services for the Series, but at no time will the total amount received by the Depositor for providing evaluation services and the Portfolio Supervisor for providing services described in Section 3.16 to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost of the Depositor and Portfolio Supervisor of supplying such services in such year. Such fee may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase after the date hereof in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled “All Services Less Rent of Shelter” or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Series Trustee, upon receipt of an invoice therefor from the Depositor, which shall constitute the representation by the Depositor that the evaluation services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by the Depositor of providing evaluation services as described in Section 4.03 and the Portfolio Supervisor of providing portfolio supervisory and bookkeeping and administrative services as described in Section 3.16 was not less than the compensation claimed, upon which representation the Series Trustee may conclusively rely. Such compensation shall be charged against the Income and/or Capital Accounts in accordance with Section 3.05. If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to Section 3.16 and Section 4.03, the Series Trustee shall sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Series Trustee may select in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to Section 3.16 and this Section 4.03. Any moneys payable to the Depositor pursuant to this Section 4.03 shall be secured by a lien on the Series Fund prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Series Trustee under these Standard Terms and Conditions. The Depositor may employ one or more entities to assist in performing the evaluation services set forth in this Article IV. The Depositor shall not be answerable for the default of any such entities if such entities shall have been selected with reasonable care and are properly reviewed and supervised, provided, however, that the Depositor will indemnify and hold the Series harmless from and against any loss occurring as a result of an entity’s willful misfeasance, reckless disregard, bad faith, or gross negligence in performing evaluation services set forth in this Article IV. The cost of such entities shall be paid by the Depositor out of the fees received by the Depositor in accordance with this Section 4.03.

Section 4.04.  Liability of the Depositor for Evaluations. The Series Trustee and the Unit holders may rely on any Evaluation furnished by the Depositor and shall have no responsibility for the accuracy thereof. The determinations made by the Depositor hereunder shall be made in good faith upon the basis of the best information available to it. The Depositor shall be under no liability to the Series Trustee or the Unit holders for errors in judgment; provided, however, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.

Article V

Evaluation, Redemption, Purchase, Transfer, Interchange or
Replacement of Units

Section 5.01.  Series Fund Evaluation. As of the Evaluation Time (i) on the last Business Day of each year, (ii) on the day on which any Unit is tendered for redemption and (iii) on any other day desired by the Series Trustee or requested by the Depositor, the Series Trustee shall: add (1) all monies on deposit in the Series (excluding (a) cash, cash equivalents or letters of credit deposited pursuant to Section 2.01 hereof for the purchase of Securities or Contract Obligations, unless such cash or letters of credit have been deposited in the Income and Capital Accounts because of failure to apply such monies to the purchase of Securities or Contract Obligations pursuant to the provisions of Sections 2.01, 3.02 and 3.03 hereof and excluding (b) monies credited to the Reserve Account pursuant to Section 3.04 hereof); plus (2) the aggregate Evaluation of all Securities (including Contract Obligations) on deposit in the Series as is determined by the Depositor (such Evaluation to be made on the basis of the aggregate underlying value of the Securities as determined in Section 4.01(b) for the purpose of computing redemption value of Units as set forth in Section 5.02 hereof); plus (3) all other income from the Securities (including dividends receivable on the Securities trading ex-dividend as of the date of such valuation) as of the close of business on the date of such Evaluation together with all other assets of the Series. For each such Series Fund Evaluation there shall be deducted from the sum of the above: (i) amounts representing any applicable taxes or governmental charges payable out of the respective Series and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account; (ii) amounts representing estimated accrued expenses of such Series including but not limited to unpaid fees and expenses of the Series Trustee, the Portfolio Supervisor, the Depositor and its counsel, in each case as reported by the Series Trustee to the Depositor on or prior to the date of Evaluation, and organization expenses if accrued on a daily basis; (iii) unless, organization expenses are specified to accrue daily, commencing with the first Business Day following the expiration of the Organization Expense Period, amounts representing unpaid accrued organization costs; (iv) if the Prospectus for a Series provides that the creation and development fee, if any, accrues on a daily basis, amounts representing unpaid accrued creation and development fees; (v) if the Prospectus for a Series provides that the deferred sales charge shall accrue on a daily basis, amounts representing unpaid accrued deferred sales charge; and (vi) any monies identified by the Series Trustee, as of the date of the Evaluation, as held for distribution to Unit holders of record as of a Record Date or for payment of the Redemption Value of Units tendered prior to such date. The resulting figure is herein called a “Series Fund Evaluation.” Amounts receivable by the Series in a foreign currency shall be reported to the Depositor who shall convert the same to U.S. dollars based on current exchange rates, in the same manner as provided in Section 4.01(b) or 4.01(c), as applicable, for the conversion of the valuation of foreign Securities, and the Depositor shall report such conversion with each Evaluation made pursuant to Section 4.01.

For each day on which the Series Trustee shall make a Series Fund Evaluation it shall also determine the “Unit Value” for such day, which shall equal such Series Fund Evaluation divided by the number of Units outstanding on such day.

The Depositor is authorized to obtain from The NASDAQ Stock Market, Inc. (“NASDAQ”) Mutual Fund Quotation Service (“MFQS”) a unit investment trust ticker symbol for a Series and to contract with NASDAQ for the dissemination of the Series Fund Evaluation computed by the Series Trustee pursuant to Section 5.01 of these Standard Terms and Conditions through the MFQS, provided, however, that no such contract shall affect the Series Trustee’s duties or liabilities without its prior consent. When and as directed by the Depositor, the Series Trustee shall cause the Series Fund Evaluation to be communicated to MFQS for such purpose. The Depositor and Series Trustee shall be reimbursed from the respective Series for any cost or expense incurred in connection with the obtaining of the ticker symbol and the communication to MFQS and its dissemination of the Series Fund Evaluation. Neither the Depositor nor the Series Trustee shall be liable for any error, omission or other action of NASDAQ in connection with the dissemination of the Series Fund Evaluation, and the Depositor and the Series Trustee shall be indemnified by the respective Series and held harmless against any loss, liability, claim or expense resulting from any error, omission or other action of NASDAQ. In no event shall the Series, the Depositor or the Series Trustee be liable to any Person for special, indirect, or consequential damages of any kind whatsoever resulting from or in connection with the dissemination of the Series Fund Evaluation through MFQS whether or not the Depositor or the Series Trustee has been advised as to the possibility of such damages and regardless of the form of action in which any such claim for damages may be made.

Section 5.02.  Redemptions by Series Trustee; Purchases by Depositor. Any Unit tendered by means of an appropriate request for redemption in a form approved by the Series Trustee shall be paid by the Series Trustee on the first Business Day following the day on which tender for redemption is made in proper form, or such other date as specified under Federal securities laws (being herein called the “Settlement Date”). Subject to the next succeeding paragraph and subject to payment by such Unit holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment of cash equivalent to the Unit Value determined on the basis of a Series Fund Evaluation made in accordance with Section 5.01 determined by the Series Trustee on the date of tender, multiplied by the number of Units tendered for redemption (herein called the “Redemption Value”). Units received for redemption by the Series Trustee on any Business Day after the Evaluation Time or on any day that is not a Business Day will be held by the Series Trustee until the next Business Day and will be deemed to have been tendered on such Business Day for redemption at the Redemption Value computed on that Business Day.

The portion of the Redemption Value which represents income shall be withdrawn from the Income Account to the extent available. The balance paid on any Redemption Value, including income not paid from the Income Account, if any, shall be withdrawn from the Capital Account to the extent that funds are available for such purpose. In the event that either: (i) funds are withdrawn from the Capital Account and are applied to the payment of income upon any redemption of Units; or (ii) Securities are sold for the payment of the Redemption Value and any portion of the proceeds of such sale is applied to the payment of income upon such redemption, then, in either such event, the Capital Account shall be reimbursed therefor at such time as sufficient funds may be next available in the Income Account for such purpose. Subject to the following provisions of this Section 5.02, if such available funds shall be insufficient, the Series shall sell such Securities as have been designated on the current list for such purpose by the Portfolio Supervisor as provided below in order to fund the Capital Account for purposes of such redemption, subject to any limitations as to the minimum amount of Securities to be sold specified in the Series Trust Agreement.

Subject to the restrictions set forth in the Series Trust Agreement and Prospectus of a Series, Unit holders of a Series that holds equity securities who redeem that minimum number of Units of a Series set forth in Part II of the Series Trust Agreement may request a distribution in-kind of (i) such Unit holder’s pro rata portion of each of the Securities listed on a U.S. securities exchange (“U.S. listed securities”) in such Series, in whole shares, and (ii) cash equal to such Unit holder’s pro rata portion of the Income and Capital Accounts as follows: (x) a pro rata portion of the net proceeds of sale of the non-U.S. listed Securities and Securities representing any fractional shares included in such Unit holder’s pro rata share of the Securities and (y) such other cash as may properly be included in such Unit holder’s pro rata share of the sum of the cash balances of the Income and Capital Accounts in an amount equal to the Unit Value determined on the basis of a Series Fund Evaluation made in accordance with Section 5.01 determined by the Series Trustee on the date of tender less amounts determined in clauses (i) and (ii)(x) of this Section. Subject to Section 5.04 with respect to Rollover Unit holders, to the extent possible, distributions of Securities pursuant to an in-kind redemption of Units shall be made by the Series Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder’s bank or broker-dealer at the Depository Trust Company. Any distribution in-kind will be reduced by customary transfer and registration charges.

For a Series that holds options for which In-Kind Distribution is specified to be available in the Prospectus of the Series, and subject to the restrictions set forth below and in the Prospectus of the Series, a Unit holder of such Trust who redeems that minimum number of Units of the Series set forth in Part II of the Series Trust Agreement for such Series may request a distribution in-kind (an “In-Kind Distribution”) of (i) the pro-rata number of options then constituting the Series portfolio represented by the tendered Units and (ii) cash equal to the difference between the Unit Value of the tendered Units determined on the basis of a Series Trust Evaluation made in accordance with Section 5.01 and the value of the options distributed in-kind as of the date of tender. The options and cash constituting the In-Kind Distribution shall be determined by the Depositor. Subject to the last paragraph of Section 5.02, to the extent the cash balances of the Income and Capital Accounts are insufficient for the cash component of the In-Kind Distribution, the Depositor shall sell Securities and sell or terminate options as shall be required to provide the necessary cash.

An In-Kind Distribution from a Series that holds options is subject to the following restrictions and any additional restrictions stated in the Prospectus of the Series: (1) the tender for redemption must be only in an aggregate amount of Units which the Depositor determines will permit a non-fractional, pro-rata distribution of all options that make up the Series’ portfolio; (2) the Depository Trust Company participant or indirect participant acting for the beneficial owner of the Units to be tendered must submit to the Depositor documentation requesting the In-Kind Distribution that is in form and substance satisfactory to the Depositor and the Series Trustee; (3) the tender for redemption must be made at least ten Business Days prior to the Mandatory Dissolution Date; and (4) documentation submitted to the Depositor must specify an account that is eligible to receive the options includible in such In-Kind Distribution.

The entity submitting the In-Kind Distribution request shall provide the Depositor with the following information prior to submitting the In-Kind Distribution request: (i) the Depository Trust Company account from which the tendered Units shall be delivered to the Series Trustee and to which the Series Trustee shall deliver the cash component of the In-Kind Distribution, (ii) the delivery instructions for the account to which the Series Trustee shall deliver the options included in the In-Kind Distribution, (iii) the number of Units to be tendered, (iv) the date by which the tendered Units will be delivered to the Series Trustee, and such other information as the Depositor and the Series Trustee determine. The above information shall be submitted to the Depositor for review. The Depositor shall notify the Person submitting the information of the Depositor’s approval or rejection and shall transmit such information to the Series Trustee together with the Depositor’s identification of the options and cash constituting the In-Kind Distribution to be delivered in connection therewith. The Depositor’s approval shall constitute its certification that requirements of the following paragraph with respect to an In-Kind Distribution to an Affiliated Redeeming Unit holder will or have been met. Such transmittal shall constitute the direction of the Depositor to the Series Trustee to make the distributions specified therein; the Series Trustee shall rely conclusively upon, and shall have no liability to any Person for acting in compliance with, such direction.

Notwithstanding the preceding paragraphs of this Section, if a Unit holder electing an In-Kind Distribution from a Series that holds options is an Affiliated Redeeming Unit holder, such In-Kind Distribution shall be permitted subject to the following additional conditions:

(i)  The In-Kind Distribution shall be consistent with the redemption policies and undertakings, as set forth in the Prospectus for the Series;

(ii)  Neither the Affiliated Redeeming Unit holder, nor any other party with the ability and the pecuniary incentive to influence the In-Kind Distribution, may select, or influence the selection of, the distributed assets of the Series, provided, however, that a pro rata distribution of Series assets, with a pro rata purchase or termination of written options, shall not constitute a selection of Series assets for purpose of this clause;

(iii)  The In-Kind Distribution may not favor the Affiliated Redeeming Unit holder to the detriment of any other Unit holder;

(iv)  The Depositor shall monitor each In-Kind Distribution for compliance with all provisions of this Section;

(v)  The Depositor shall maintain and preserve, on behalf of the Series, for a period of not less than six (6) years from the end of the fiscal year in which the In-Kind Distribution occurs, the first two (2) years in an easily accessible place, records for each In-Kind Distribution setting forth the identity of the Affiliated Redeeming Unit holder, a description of the composition of the portfolio of the Series (including each asset’s value) immediately prior to the In-Kind Distribution, a description of each asset distributed in-kind, the terms of the In-Kind Distribution, the information or materials upon which the asset valuations were made, and a description of the composition of the portfolio of the Series (including each asset’s value) one month after the In-Kind Distribution; and

(vi)  The term “Affiliated Redeeming Unit holder” shall mean the Depositor or an affiliated Person of the Series as certified by such Person in the approved form delivered pursuant to the preceding paragraph of this Section, upon which certification the Series Trustee is authorized conclusively to rely. The term “affiliated Person” as used in the preceding sentence shall have the meaning assigned to such term in the 1940 Act.

The In-Kind Distribution option for a Series that holds options may be terminated, modified or discontinued at any time by the Depositor without notice to the Unit holders, and the Depositor reserves the right, in its sole discretion, to reject any request for an In-Kind Distribution.

The Series Trustee shall take only such actions with respect to In-Kind Distributions as the Depositor shall direct pursuant to the foregoing provisions of this Section and shall have no responsibility for, or liability in respect of, any action taken pursuant to such direction or the failure to take any action in the absence of such direction.

The Series Trustee may in its discretion, and shall when so directed by the Depositor in writing, suspend the right of redemption for Units of a Series or postpone the date of payment of the Redemption Value for more than one Business Day following the day on which tender for redemption is made (or such other day as specified under Federal securities laws) (i) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (ii) for any period during which an emergency exists as a result of which disposal by such Series of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities; or (iii) for such other period as the Securities and Exchange Commission may by order permit, and neither the Series Trustee nor the affected Series shall be liable to any Person or in any way for any loss or damage which may result from any such suspension or postponement.

Not later than the Evaluation Time on the day of tender of any Units for redemption by a Unit holder other than the Depositor, the Series Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Unit(s) by notifying the Series Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the Evaluation Time on the day on which such Unit(s) were tendered for redemption, provided that the Depositor shall not have the right to purchase Units for which the redeeming Unit holder is entitled to receive, and has duly elected to receive, a distribution in-kind. Such purchase shall be made by payment by the Depositor to the Unit holder on the Settlement Date of an amount not less than the Redemption Value which would otherwise be payable by the Series Trustee to such Unit holder. So long as the Depositor maintains a bid in the secondary market, the Depositor may repurchase the Units tendered to the Series Trustee for redemption but shall be under no obligation to maintain any bids and may, at any time while so maintaining such bids, cease to do so immediately at any time or from time to time without notice.

Any Unit or Units so purchased by the Depositor may at the option of the Depositor be tendered to the Series Trustee for redemption at the Unit Investment Trust office of the Series Trustee in the manner provided in the first paragraph of this Section 5.02.

Notwithstanding the foregoing provisions of this Section 5.02, but subject to the further provisions of this paragraph, the Series Trustee is hereby irrevocably authorized in its discretion, in the event that the Depositor does not purchase any Units tendered to the Series Trustee for redemption, or in the event that a Unit is being tendered by the Depositor for redemption, in lieu of redeeming Units, to sell Units in the over-the-counter market through any broker-dealer of its choice for the account of the tendering Unit holder at prices which will return to the Unit holder an amount in cash, net after deducting brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Value which such Unit holder would otherwise be entitled to receive on redemption pursuant to this Section 5.02. The Series Trustee shall not sell pursuant to the preceding sentence any Units for which the redeeming Unit holder is entitled to receive, and has duly elected to receive, a distribution in-kind. The Series Trustee shall pay to the Unit holder the net proceeds of any such sale on the day on which such Unit holder would otherwise be entitled to receive payment of the Redemption Value hereunder.

With respect to Series which have elected to qualify as regulated investment companies, the Portfolio Supervisor shall maintain with the Series Trustee a current list of Securities designated to be sold for the purpose of funding the Capital Account for redemption of Units tendered for redemption and, to the extent necessary, for payment of expenses under these Standard Terms and Conditions. In connection therewith, the Depositor may specify in the Series Trust Agreement the minimum principal amounts of any Securities to be sold at any one time. If the Portfolio Supervisor shall for any reason fail to maintain such a list, the Depositor shall provide the list or, if neither the Portfolio Supervisor or Depositor provides a list, the Series Trustee may in its sole discretion designate a current list of Securities for such purposes. The net proceeds of any sale of Securities from such list representing income shall be credited to the Income Account and then disbursed therefrom for payment of expenses and payments to Unit holders required to be paid under these Standard Terms and Conditions. Any balance remaining after such disbursements shall remain credited to the Capital Account.

With respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), for the purpose of funding the Capital Account for payment of the Redemption Value with respect to each tender of a Unit or Units for redemption, the Depositor may direct the Series Trustee to sell and, in the absence of contrary direction from the Depositor, the Series Trustee may sell, the pro rata amount of each Security allocable to the tendered Units as soon as reasonably practicable following such tender. In determining such pro rata amount, the Series Trustee may apply the calendar month aggregation method provided in Treas. Reg. Section 1.671-5(c)(2)(iv)(G)(3)(i). If the proceeds of such pro rata sales are insufficient, the Series Trustee may (i) sell additional Securities as directed by the Depositor or, in the absence of direction, sell Securities in amounts which are reasonably pro rata as determined by the Series Trustee or (ii) advance funds required to pay the Redemption Value, provided that the Series Trustee shall have no obligation to advance funds if the unreimbursed amount advanced to the Series for this purpose then equals at least $15,000. When directed by the Depositor or determined by the Series Trustee, but in all events as promptly as reasonably practicable whenever the unreimbursed amount advanced by the Series Trustee equals or exceeds $15,000, the Series Trustee shall sell additional Securities in the manner provided in clause (i) of the preceding sentence and shall reimburse itself the amount of the advance, provided that the Series Trustee’s right to reimbursement shall not be affected by any delay in sale or reimbursement. The Series Trustee’s right to reimbursement shall be secured by a lien on the Series Fund prior to the interest of the Unit holders. The net proceeds of any sale of Securities representing income shall be credited to the Income Account and then disbursed therefrom for payment of expenses and payments to Unit holders as otherwise provided in these Standard Terms and Conditions. The balance of such net proceeds shall be credited to the Capital Account. The Depositor and the Series Trustee shall use their reasonable efforts to conduct pro rata sales of Securities qualifying for exception from tax reporting as described in Treas. Reg. Section 1.671-5(c)(2)(iv)(G) and, during the final calendar year of the Series, qualifying for the exception from tax reporting described in Treas. Reg. Section 1.671-5(c)(2)(iv)(F). Notwithstanding the foregoing, neither the Series Trustee nor the Depositor shall be liable to any Person in the event sales proceeds for any calendar year exceed the general de minimis test of Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(1) (whether or not due to a failure to sell Securities pro rata) or otherwise require reporting under Treas. Reg. Section 1.671-5.

None of the Series Trustee, Portfolio Supervisor or Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 5.02.

Section 5.03.  Transfer of Units. Subject to Section 2.03(b), the registered holder of any Unit may transfer such Unit by the presentation of transfer instructions to the Series Trustee at the Unit Investment Trust office of the Series Trustee accompanied by such documents as the Series Trustee deems necessary to evidence the authority of the Person making such transfer and executed by the registered holder or his authorized attorney, whereupon the Series Trustee shall make proper notification of such transfer on the registration books of the Series Trustee. Ownership of a Unit in one Series shall not be exchangeable for a Unit in any other Series of the Master Trust.

A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer shall be paid by the Unit holder to the Series Trustee.

With respect to Units registered in the name of the Depository Trust Company (or its nominee, Cede & Co.), (a) the Series Trustee and the Depositor may treat the Depository Trust Company as the absolute owner of such Units for all purposes whatsoever, including, without limitation, the payment of distributions and the giving of reports and notices of redemption, tender and other matters with respect to such Units and (b) the Series Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of beneficial ownership of such Units maintained by the Depository Trust Company (or any participant in the Depository Trust Company), (ii) the delivery to any beneficial owner of such Units (other than the Depository Trust Company) of any report or any notice of redemption, tender or any other matter related to such Units, (iii) the payment or distribution to any beneficial owner of such Units (other than the Depository Trust Company) of any amount payable or other property distributable with respect to such Units, (iv) the failure of the Depository Trust Company (or any participant in the Depository Trust Company) to effect any transfer of Units or (v) any other act or omission of the Depository Trust Company (or any participant in the Depository Trust Company).

Section 5.04.  Rollover of Units. The provisions of this Section 5.04 shall be applicable to a Series if expressly specified in the Series Trust Agreement.

(a)  If the Depositor shall offer a subsequent Series (the “New Series”), the Series Trustee shall, at the Depositor’s sole cost and expense, include in the notice sent to Unit holders specified in Section 8.02 a form of election whereby Unit holders, whose redemption distribution would be in an amount sufficient to purchase at least one Unit of the New Series, may elect to have their Unit(s) redeemed in-kind in the manner provided in Section 5.02, the Securities included in the redemption distribution sold, and the cash proceeds applied by the Series Trustee as agent of such electing Unit holders (in such capacity, the “Distribution Agent”) to purchase Units of a New Series, all as hereinafter provided. The Series Trustee shall honor properly completed election forms returned to the Series Trustee, accompanied by a properly completed redemption request, by its close of business on the notification date set forth in the notice sent to Unit holders (the “Rollover Notification Date”). The notice and form of election to be sent to Unit holders in respect of any redemption and purchase of Units of a New Series as provided in this Section shall be in such form and shall be sent at such time or times as the Depositor shall direct the Series Trustee in writing and the Series Trustee shall have no responsibility therefor. The Distribution Agent acts solely as disbursing agent in connection with purchases of Units pursuant to this Section and nothing herein shall be deemed to constitute the Distribution Agent a broker in such transactions.

All Units so tendered by a Unit holder (a “Rollover Unit holder”) shall be redeemed and cancelled during the Special Redemption and Liquidation Period on such date or dates specified by Depositor. Subject to payment by such Rollover Unit holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made in-kind pursuant to Section 5.02 by distribution of cash and/or Securities to the Distribution Agent on the redemption date equal to the net asset value (determined on the basis of the Series Fund Evaluation as of the redemption date in accordance with Section 4.01) multiplied by the number of Units being redeemed (herein called the “Rollover Distribution”). Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the redemption distribution as of the redemption date.

All Securities included in a Unit holder’s Rollover Distribution shall be sold by the Distribution Agent during the Special Redemption and Liquidation Period specified in the Prospectus pursuant to the Depositor’s direction, and the Distribution Agent shall, unless directed otherwise by the Depositor, employ the Depositor as broker in connection with such sales. For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided, however, that its compensation shall not exceed the amount authorized by applicable securities laws and regulations. The Depositor shall direct that sales be made in accordance with the guidelines set forth in the Prospectus under the heading “Special Redemption, Liquidation and Investment in a New Series.” Should the Depositor fail to provide direction, the Distribution Agent shall sell the Securities in the manner provided in the Prospectus. The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section.

Upon completion of all sales of Securities included in the Rollover Unit holder’s Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unit holder, enter into a contract with the Depositor to purchase from the Depositor Units of a New Series (if any), at the Depositor’s public offering price for such Units on such day, and at such reduced sales charge as shall be described in the Prospectus for such Series. Such contract shall provide for purchase of the maximum number of Units of a New Series whose purchase price is equal to or less than the cash proceeds held by the Distribution Agent for the Unit holder on such day (including therein the proceeds anticipated to be received in respect of Securities traded on such day net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor. In the event a sale of Securities included in the Rollover Unit holder’s redemption distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unit holder as of the settlement date for the purchase of Units of a New Series to purchase the maximum number of Units which such cash balance will permit, and the Depositor agrees that the settlement date for Units whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase. If the Unit holder’s Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of a New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the Units as to which there was a cash shortfall without any liability to the Rollover Unit holder or the Distribution Agent. Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unit holder by distribution to the Depository Trust Company for further distribution to the Rollover Unit Holder in accordance with the customary procedures of the Depository Trust Company. Any cash held by the Distribution Agent shall be held in a non-interest-bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures. Neither the Series Trustee nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

(b)  Notwithstanding the foregoing, the Depositor may, in its discretion at any time, decide not to offer any New Series in the future, and if so, this Section 5.04 concerning the Rollover of Units shall be inoperative.

(c)  The Distribution Agent shall receive no fees for performing its duties hereunder. The Distribution Agent shall, however, be indemnified and entitled to receive reimbursement from the Series and the New Series for any and all liabilities, expenses and disbursements to the same extent as the Series Trustee is indemnified and permitted reimbursement hereunder.

Article VI

Series Trustee

Section 6.01.  General Definition of Series Trustee’s Liabilities, Rights and Duties. The Series Trustee agrees to perform its duties under these Standard Terms and Conditions in good faith but only upon the express terms of these Standard Terms and Conditions. To the fullest extent permitted by law, neither the Series Trustee nor any of its officers, directors, employees, agents or affiliates shall have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Master Trust, any Series or any Unit holder, which implied duties and liabilities are hereby eliminated. Every provision of these Standard Terms and Conditions relating to the conduct or affecting the liability of or affording protection to the Series Trustee shall be subject to the provisions of this Article. To the extent the Series Trustee shall take any action that the Series Trustee may deem necessary in accordance with the provisions of these Standard Terms and Conditions, or to the extent the Series Trustee shall take any action at the direction of the Depositor that the Depositor may deem necessary to protect each Series and the rights and interests of the Unit holders thereof pursuant to the terms of these Standard Terms and Conditions, the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Series Trustee from the Income and Capital Accounts of such Series and the payment of such costs and expenses shall be secured by a lien on the assets of the Series Fund prior to the interest of Unit holders and any other Person having or asserting a claim on such assets. The Series Trustee shall not be personally liable to the Series, the Master Trust, the Unit holders, any party to theses Standard Terms and Conditions or any other Person under any circumstances in connection with any of the transactions contemplated by these Standard Terms and Conditions, except that such limitation shall not relieve the Series Trustee of any personal liability it may have to the Series, the Master Trust, or the Unit holders for the Series Trustee’s own bad faith, willful misconduct or negligence in the performance of its express duties under these Standard Terms and Conditions.

In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Series Trustee as otherwise set forth, the liabilities of the Series Trustee are further defined as follows:

(a)  All moneys deposited with or received by the Series Trustee hereunder related to a Series shall be held by it without interest in trust within the meaning of the Investment Company Act of 1940, as part of the Series Fund or the Reserve Account of such Series until required to be disbursed in accordance with the provisions of these Standard Terms and Conditions, and such moneys will be segregated by separate recordation on the trust ledger of the Series Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Series Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940.

(b)  The Series Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, Securities, or Units, pursuant to these Standard Terms and Conditions, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under these Standard Terms and Conditions or otherwise, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the Series Trustee shall not in any event be liable or responsible for any evaluation made by the Depositor. The Series Trustee may construe any of the provisions of these Standard Terms and Conditions, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Series Trustee in good faith shall be binding upon the parties hereto and the Unit holders. The Series Trustee shall in no event be deemed to have assumed or incurred any liability, duty or obligation to any Unit holder, the Depositor, the Portfolio Supervisor or any other Person, other than as expressly provided for herein.

(c)  The Series Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of these Standard Terms and Conditions or for the due execution hereof by the Depositor or the Portfolio Supervisor, for the form, character, genuineness, sufficiency, value or validity of any of the Securities (except that the Series Trustee shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities), for or in respect of the validity or sufficiency of the Units, or for tax elections (including the qualification of any Series to make the same), the tax characterization of any asset of a Series Fund or any tax position or other action taken relating to the taxation of a Series or its Unit holders, and the Series Trustee shall in no event assume or incur any liability, duty or obligation to any Unit holder, the Depositor, the Portfolio Supervisor or any other Person, other than as expressly provided for herein. The Series Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor or the Portfolio Supervisor.

(d)  The Series Trustee shall be under no obligation to appear in, prosecute or defend any action, proceeding, including a proceeding before any agency, mediator, arbitrator or similar forum, which in its opinion may involve it in expense or liability, unless as often as required by the Series Trustee it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Series Trustee from such actions shall be deductible from and a charge against the Income and Capital Accounts of the affected Series. Subject to the preceding sentence, the Series Trustee shall take such action as the Depositor may direct, or, if no Depositor is acting, as the Series Trustee may deem necessary, to protect the Series and the rights and interests of the Unit holders pursuant to the terms of these Standard Terms and Conditions.

(e)  (1) Subject to the provisions of subparagraph (2) of this paragraph, the Series Trustee may employ, for the account of any Series, agents, sub-custodians, attorneys, accountants and auditors selected by the Depositor or by the Series Trustee, and the Series Trustee shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if selected by the Depositor or selected by the Series Trustee with reasonable care. The Series Trustee shall be fully protected in respect of any action under these Standard Terms and Conditions taken or suffered in good faith by the Series Trustee in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Series Trustee, or by accountants or other skilled Persons, provided, however, that this disclaimer of liability shall not excuse the Series Trustee from the responsibilities specified in subparagraph (2) below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Series reimbursable from the Income and Capital Accounts of the Series as set forth in Section 6.04 hereof.

(2)  To the extent permitted under the Investment Company Act of 1940 as evidenced by an opinion of counsel to the Depositor satisfactory to the Series Trustee or “no-action” letters or exemptive orders issued by the Securities and Exchange Commission or its staff, the Series Trustee may place and maintain in the care of an Eligible Foreign Custodian (which is employed by the Series Trustee as a sub-custodian as contemplated by subparagraph (1) of this paragraph (e) and which may be an affiliate or subsidiary of the Series Trustee or any other entity in which the Series Trustee may have an ownership interest) or an Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940 (17 C.F.R. Section 270.17f-7) the Series’ investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents in amounts reasonably necessary to effect the Series’ transactions in such investments, provided that:

(A)  The Series Trustee shall indemnify the Series and hold the Series harmless from and against loss of assets of a Series Fund resulting from the failure of an Eligible Foreign Custodian to perform in accordance with the applicable foreign custody contract.

(B)  The Series Trustee shall exercise reasonable care, prudence and diligence such as a Person having responsibility for the safekeeping of assets of a Series Fund would exercise, and shall be liable to the Series for any loss occurring as a result of its failure to do so.

(C)  The Series Trustee shall perform all duties assigned to the Foreign Custody Manager by Rule 17f-5 under the Investment Company Act of 1940 (17 C.F.R. Section 270.17f-5), as now in effect or as such rule may be amended in the future (“Rule 17f-5” — capitalized terms used in this Section 6.01(e)(2) and not otherwise defined in these Standard Terms and Conditions have the meaning ascribed thereto in such Rule). The Series Trustee shall not delegate such duties.

(D)  The Series Trustee shall (i) provide the Depositor with an analysis of the custody risks associated with maintaining assets with an Eligible Securities Depository; (ii) monitor the custody risks associated with maintaining assets with the Eligible Securities Depository on a continuing basis and promptly notify the Depositor of any material change in such risks; and (iii) exercise reasonable care, prudence and diligence in performing the foregoing duties. The Depositor shall instruct the Series Trustee to take such action as the Depositor deems appropriate in response to a notification by the Series Trustee provided pursuant to (ii) in the preceding sentence.

(E)  The Depositor shall cause the Series’ Prospectus to contain such disclosure regarding foreign securities and foreign custody as is required for management investment companies by Forms N-1A and N-2. Such Prospectus shall also contain disclosure concerning the Depositor’s responsibilities described in (D) above. The Depositor shall be solely responsible for such disclosure and the Series Trustee may conclusively rely upon its adequacy.

(F)  The Series Trustee shall maintain and keep current written records regarding the basis for the choice or continued use of a particular Eligible Foreign Custodian pursuant to this subparagraph for a period of not less than six years from the end of the fiscal year in which the Series was dissolved, the first two years in an easily accessible place. Such records shall be available for inspection by Unit holders and the Securities and Exchange Commission at the Series Trustee’s Unit Investment Trust office during its usual business hours.

(f)  If at any time the Depositor shall resign or shall fail to undertake or perform any of the duties which by the terms of these Standard Terms and Conditions are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Series Trustee may, in its sole discretion: (1) appoint a successor depositor who shall act hereunder in all respects in place of such Depositor, which successor shall be satisfactory to the Series Trustee, and which may be compensated at rates deemed by the Series Trustee to be reasonable under the circumstances, by deduction ratably from the Income Account of the affected Series or, to the extent funds are not available in such Account, from the Capital Account of the affected Series, but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, or (2) dissolve the Series in the manner provided in Section 8.02 and terminate the Series created hereby in the manner provided in Section 8.02. Promptly following the appointment of a successor depositor, the Series Trustee shall provide notice to the Depository Trust Company of such resignation or failure of the Depositor to act and of such appointment.

(g)  If, after the end of the initial offering period, (i) the value of any Series as shown by a Series Fund Evaluation by the Series Trustee pursuant to Section 5.01 hereof shall be less than the lower of $2,000,000 or 20% of the total value of Securities deposited in such Series during the initial offering period, or (ii) by reason of the Depositor’s redemption of Units of a Series not theretofore sold constituting more than 60% of the number of Units initially authorized, the Series Fund Evaluation of the Series is reduced to less than 40% of the aggregate principal amount of Securities (and for this purpose, principal amount shall mean the Evaluation of the Securities) deposited in such Series at the termination of the initial offering period, the Series Trustee may in its discretion, and shall when so directed by the Depositor, dissolve such Series and terminate such Series in such manner as the Depositor shall direct, consistent with Section 8.02 hereof.

(h)  In no event shall the Series Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon their income or proceeds or upon it as Series Trustee hereunder or upon or in respect of any Series which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Series Trustee may sustain or incur with respect to such taxes or charges, the Series Trustee shall be reimbursed and indemnified out of the Income and Capital Accounts of the affected Series, and the payment of such amounts so paid by the Series Trustee shall be secured by a lien on the Series Fund prior to the interest of the Unit holders of such Series.

(i)  No payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for any Series or to any affiliated Person (as so defined) or agent of a Depositor or such underwriter shall be allowed as an expense except (a) for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Series Trustee, and (b) such other amounts permitted under the Investment Company Act of 1940.

(j)  The Series Trustee, except by reason of its own negligence or willful misconduct, shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by these Standard Terms and Conditions.

(k)  The Series Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, securities or obligations issued by the same issuer (or an affiliate of such issuer) of any Securities at any time held as part of the Series and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the rights and powers as if it were not the Series Trustee hereunder.

(l)  The Series may include: (I) a letter or letters of credit meeting the requirements of Section 2.04 for the purchase of Securities or Contract Obligations issued by the Series Trustee in its individual capacity for the account of the Depositor; or (II) Securities issued by the Series Trustee, its parent, or an affiliate or by an entity for which the Series Trustee, in its individual capacity, or its parent, or an affiliate acts as trustee or other service provider, or (in the case of an option or other similar Security) references a security for which the Series Trustee, in its individual capacity, or its parent, or an affiliate acts as trustee or other service provider, and any such relationship shall not constitute a conflict of interest for any purpose hereunder or prevent the Series Trustee from acting hereunder, and the Series Trustee may otherwise deal with the Depositor and the Series with the same rights and powers as if it were not the Series Trustee hereunder.

(m)  The Series Trustee is authorized to appoint as co-trustee of any Series a trust company affiliated with the Series Trustee to perform the functions of custodian and receiving and paying agent.

(n)  Pursuant to Section 3.15, the Series Trustee may act, and may engage any corporation, partnership or other entity affiliated with The Bank of New York Mellon (an “Affiliated Entity”) to act, as broker or dealer to execute transactions, including foreign exchange transactions or the purchase or sale of any securities currently distributed, underwritten or issued by any Affiliated Entity, and receive, or pay to the Affiliated Entity, as applicable, compensation for such services at standard commission rates, markups or concessions, without reduction of the compensation payable to the Series Trustee for its services as such.

(o)  To the fullest extent permitted by law and notwithstanding anything in these Standard Terms and Conditions to the contrary, the Series Trustee shall not be personally liable for (x) special, consequential or punitive damages, however styled, including, without limitation, lost profits or (y), subject to paragraph (e)(2) of this Section 6.01, the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it holds the Master Trust’s or a Series’ Securities or assets.

(p)  The Series Trustee shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services, acts of terrorism or pandemic); it being understood that the Series Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

(q)  Except for those actions that the Series Trustee is required to take hereunder without written direction, the Series Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder or under any contract to which the Master Trust or any Series is a party that requires written direction in the absence of such written direction as provided hereunder regardless of the consequences of the failure to take, or refraining from taking, such action.

(r)  Each of the parties hereto hereby agrees and, as evidenced by its acceptance of any benefits hereunder, each Unit holder agrees, that the Series Trustee (x) in any capacity has not provided, and will not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment or securities law implications and consequences of the formation, funding and ongoing administration of the Master Trust or any Series, (y) has not made, and will not make, any investigation as to the accuracy of any representations, warranties or other obligations of the Master Trust or any Series under any contract to which the Master Trust or the Series is a party and shall have no liability in connection therewith and (z) has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document or in any other document issued or delivered in connection with the sale or transfer of the Units.

(s)  The Series Trustee shall not have any obligation or duty to supervise or monitor the performance of the Depositor, the Portfolio Supervisor or any other Person and shall have no liability for the failure of the Depositor or the Portfolio Supervisor to perform its obligations or duties hereunder or under any contract to which the Master Trust or any Series is a party or otherwise.

(t)  The Series Trustee shall have no obligation or duty to monitor the obligations and duties of the Master Trust or any Series under any contract to which either is a party or to ensure their compliance with the terms thereof.

(u)  The Series Trustee shall take such action or refrain from taking such action under these Standard Terms and Conditions as it may be directed in writing by the Depositor from time to time; provided, however, that the Series Trustee shall not be required to take or refrain taking any such action if it shall have determined, or shall have been advised by counsel, that such performance or failure to perform may involve the Series Trustee in personal liability or is contrary to the terms hereof or of any document contemplated hereby to which the Master Trust or a Series is a party, or is contrary to law.

(v)  If at any time the Series Trustee determines that it requires or desires guidance regarding the application of any provision of these Standard Terms and Conditions or any other document, then the Series Trustee may deliver a notice to the Depositor requesting such written instructions as to the course of actions desired by the Depositor, and the Series Trustee shall be fully protected in respect of any action taken pursuant to such instruction. If the Series Trustee does not receive such instructions within five (5) Business Days after it has delivered to the Depositor such notice requesting instructions, or such shorter period of time as may be set forth in such notice, it shall refrain from taking any action with respect to the matters described in such notice without regard to the consequences and shall have no liability for any failure to act. Each instruction delivered by the Depositor to the Series Trustee shall certify to the Series Trustee that any actions to be taken pursuant to such instructions comply with the terms of these Standard Terms and Conditions and the Series Trustee may rely on such certification and instruction without inquiry except to the extent it has actual knowledge to the contrary.

Section 6.02. Books, Records and Reports.

(a)  General. The Series Trustee shall keep proper books of record and account of all the transactions of each Series under these Standard Terms and Conditions at its Unit Investment Trust office, including a record of the Units issued by each Series, and such books and records of each Series shall be open to inspection by any Unit holder of such Series at all reasonable times during the usual business hours. The Series Trustee shall make such annual or other reports, including, subject to the provisions of Section 3.17 hereof, tax filings and reportings, as may from time to time be required under any applicable state or federal statute or rule or regulations thereunder. Pursuant to Section 6.01(e)(1) and subject to Section 3.17, the Series Trustee is authorized to employ accountants and other agents as it deems necessary for the preparation of such reports and the expense of such accountants and agents shall be reimbursable to the Series Trustee in accordance with Section 6.04.

(b)  Audit of Series Accounts. Unless the Depositor determines that such an audit is not required, the accounts of the Series shall be audited not less than annually by independent public accountants designated from time to time by the Depositor and the Series Trustee and the reports of such accountants shall be furnished upon request to Unit holders. So long as the Depositor is making a secondary market for Units, the Depositor shall bear the cost of such annual audits to the extent such cost exceeds that amount set forth in the Prospectus for a Series.

(c)  Costs of Updating of Registration Statement. If provided for in the Prospectus for a Series, the Series Trustee shall pay, or reimburse to the Depositor, the expenses related to the updating of the Series’ registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees. Such expenses shall be paid by the Series Trustee from the Income Account, or to the extent funds are not available in such Account, from the Capital Account, against an invoice or invoices therefor presented to the Series Trustee by the Depositor. By presenting such invoice or invoices, the Depositor shall be deemed to certify, upon which certification the Series Trustee is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph. The Depositor shall provide the Series Trustee, from time to time as requested, an estimate of the amount of such expenses, which the Series Trustee shall use for the purpose of estimating the accrual of Series expenses. The amount paid by the Series pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unit holders. The Depositor shall cause the Prospectus for the Series to contain such disclosure as shall be necessary to permit payment by the Series of the expenses contemplated by this paragraph under applicable laws and regulations. The provisions of this paragraph shall not limit the authority of the Series Trustee to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the Series as provided in this Section 6.02.

Section 6.03.  Standard Terms and Conditions and List of Securities on File. The Series Trustee shall keep a certified copy or duplicate original of these Standard Terms and Conditions on file at its Unit Investment Trust office available for inspection at all reasonable times during the usual business hours by any Unit holder, together with a current list of the Securities in each Series.

Section 6.04.  Compensation, Reimbursement and Indemnification of the Trustee. The Series Trustee shall receive at the times set forth in Section 3.05, as compensation for performing ordinary, normal and recurring services under these Standard Terms and Conditions, an amount calculated at the annual compensation rate stated in the Series Trust Agreement. During the initial offering period, as determined in Section 4.01 of these Standard Terms and Conditions, such fee shall be calculated based on the largest number of Units outstanding during the period for which the compensation is paid. Thereafter, and for the remainder of the calendar year, such fee shall be calculated based on the number of Units at the opening of business on the first Business Day after the end of the initial offering period. In each instance, such annual fee shall be prorated for any calendar year in which the Series Trustee provides services described herein during less than the whole of such year. For Series no longer in the initial offering period as of the beginning of a calendar year, such fee shall be calculated based on the number of Units outstanding at the opening of business on the first Business Day of such calendar year. The Series Trustee may from time to time adjust its compensation as set forth above, provided that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled “All Services Less Rent of Shelter” or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Series Trustee against the Income and Capital Accounts of each Series at the times set forth in Section 3.05(I) or otherwise specified herein. For avoidance of doubt, the ordinary, normal and recurring services performed by the Series Trustee and compensated pursuant to this paragraph do not include services as broker or dealer in connection with the execution of the purchase and sale of securities, services in connection with foreign exchange transactions or services as local custodian with respect to assets held in custody outside the United States. In the event the Series Trustee or any affiliate of the Series Trustee performs services which are in addition to the Series Trustee’s ordinary, normal and recurring services (including, without limitation, the services specified in the preceding sentence), the Series Trustee or such affiliate may receive compensation for such services as agreed upon with the Depositor (if engaged by the Depositor) or otherwise at standard rates, commissions, markups or concessions, without reduction of the compensation the Series Trustee is entitled to pursuant to this paragraph.

The Series Trustee shall charge the Income and Capital Accounts for any and all expenses and disbursements incurred for the account of a Series hereunder, including, but not limited to, legal, tax accounting and reporting and auditing expenses, including, but not limited to, the fees and expenses of attorneys, accountants and other advisors engaged by the Depositor or the Series Trustee, license fees, if any, expenses incurred in connection with communications to Unit holders, and for any extraordinary services performed hereunder, which extraordinary services shall include but not be limited to all costs and expenses incurred by the Series Trustee in making any annual or other reports or other documents referred to in Section 6.02; provided, however, that the amount of any such charge which has not been finally determined as of any Record Date may be estimated and any necessary adjustments shall be made, provided, further, that if the balances in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 6.04, the Series Trustee shall sell Securities in the manner provided in Section 5.02. The Series Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale. Notwithstanding the previous provisions, to the extent the cash balance of the Income and Capital Accounts are insufficient for the payment of Series expenses and disbursements when due, when directed by the Depositor, the Series Trustee shall advance out of its own funds and deposit in and credit to the Income or Capital Account, as appropriate, the amount or amounts required for the payment thereof; provided, however, that the Series Trustee shall not be required to advance more than $15,000 for such purpose. The Series Trustee shall be entitled to be reimbursed without interest from the Income Account or Capital Accounts when funds are next available therein, but not later than upon the receipt of proceeds from the sale or exercise of options or other securities held as Series assets. The Series Trustee shall be deemed to be the beneficial owner of the assets of the Series Fund to the extent of any such advances pursuant to this paragraph; amounts payable to the Series Trustee in respect of such advances shall be secured by a lien on the Series Fund prior to the interests of Unit holders or any other Person.

The Series Trustee shall be indemnified ratably, as determined by the aggregate value of the Securities and other assets held by each affected Series, by the affected Series and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Series, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, and including any loss, liability or expense incurred in acting pursuant to written directions to the Series Trustee given by the Depositor from time to time in accordance with the provisions of these Standard Terms and Conditions or in undertaking actions from time to time which the Series Trustee deems necessary in its discretion to protect the Series and the rights and interests of the Unit holders pursuant to the terms of these Standard Terms and Conditions. The Series Trustee’s right to indemnification shall survive its resignation or removal pursuant to Section 6.05.

The Series Trustee and its affiliates may perform services in any capacity for any exchange traded fund, investment company, investment trust or other entity whose shares are held as an asset of the Series, and the Series Trustee shall be entitled to receive the compensation due to it under these Standard Terms and Conditions, without reduction, notwithstanding that the Series Trustee or its affiliate is receiving compensation for services to such exchange traded fund, investment company, investment trust or other entity.

All monies payable to the Series Trustee under this Section 6.04 shall be secured by a lien on the Series Fund prior to the interest of Unit holders or any other Person.

Section 6.05.  Removal and Resignation of Series Trustee; Successor. The following provisions shall provide for the removal and resignation of the Series Trustee and the appointment of any successor trustee:

(a)  The Series Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the Series created by the Series Trust Agreement by executing an instrument in writing resigning as Series Trustee of such Series and filing same with the Depositor and delivering a copy of a notice of resignation to the Depository Trust Company not less than sixty days before the date specified in such instrument when, subject to Section 6.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Series Trustee and one copy to the successor trustee. The Depositor may remove the Series Trustee at any time with or without cause and appoint a successor Series Trustee by written instrument or instruments delivered not less than sixty days prior to the effective date of such removal and appointment to the Series Trustee so removed and to the successor Series Trustee. Notice of such resignation or removal of a trustee and appointment of a successor trustee shall be delivered by the successor trustee, promptly after its acceptance of such appointment, to the Depository Trust Company.

(b)  Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the resigning or removed Series Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers and duties and obligations of its predecessor hereunder with like effect as if originally named Series Trustee herein and shall be bound by all the terms and conditions of these Standard Terms and Conditions. Upon the request of such successor trustee, the Depositor and the resigning or removed Series Trustee shall, upon payment of any amounts due the resigning or removed Series Trustee, or provision therefor to the satisfaction of such resigning or removed Series Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the resigning or removed Series Trustee; and the resigning or removed Series Trustee shall transfer, deliver and pay over to the successor trustee all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the resigning or removed Series Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under these Standard Terms and Conditions.

(c)  In case at any time the Series Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor, the resigning Series Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(d)  Any corporation or other entity into which any trustee hereunder maybe merged or with which it may be consolidated, or any corporation or other entity resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under these Standard Terms and Conditions without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

(e)  Any resignation or removal of the Series Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof. The Series Trustee’s and each successor Series Trustee’s right to indemnification shall survive its resignation or removal.

Section 6.06.  Qualifications of Series Trustee. The Series Trustee shall be an entity organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times aggregate capital, surplus and undivided profits of not less than $5,000,000.

Article VII

Rights of Unit Holders

Section 7.01.  Beneficiaries of Series. By the purchase and acceptance or other lawful delivery and acceptance of any Unit, the Unit holder shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act. All Units of a Series when issued and paid for in accordance with the Series Trust Agreement shall be validly issued, fully paid and non-assessable, and the Unit holders are entitled to the limitation of liability set forth in Section 3803(a) of the Delaware Statutory Trust Act.

Section 7.02.  Rights, Terms and Conditions. In addition to the other rights and powers set forth in the other provisions and conditions of these Standard Terms and Conditions, the Unit holders shall have the following rights and powers and shall be subject to the following terms and conditions:

(a)  A Unit holder may at any time prior to the Series Trustee’s close of business as of the date on which the Series is dissolved tender his or her Units to the Series Trustee for redemption, subject to and in accordance with Section 5.02;

(b)  The death or incapacity of any Unit holder shall not operate to terminate these Standard Terms and Conditions or a related Series, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Series, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unit holder expressly waives any right he may have under any rule of law, of the provisions of any statute, or otherwise, to require the Series Trustee at any time to account, in any manner other than as expressly provided in these Standard Terms and Conditions, in respect of the Securities or moneys from time to time received, held and applied by the Series Trustee hereunder; and

(c)  No Unit holder shall have any right to vote or in any manner otherwise control the operation and management of the Series Fund, a related Series, or the obligations and management of the Series Fund, or the obligations of the parties hereto, nor shall anything herein set forth be construed so as to constitute the Unit holders from time to time as partners or members of an association.

Article VIII

Additional Covenants; Miscellaneous Provisions

Section 8.01.  Amendments. These Standard Terms and Conditions may be amended from time to time by the Depositor and the Series Trustee, or their respective successors, without the consent of any of the Unit holders: (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; or (b) to make such other provision regarding matters or questions arising hereunder as shall not materially adversely affect the interests of the Unit holders; provided, however, that in no event may any amendment be made which would adversely affect the characterization of any Series as a grantor trust for federal income tax purposes with respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22). These Standard Terms and Conditions may not be amended, however, without the consent of all Unit holders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Securities other than those specified in Schedule A to the Series Trust Agreement, or (2) to reduce the aforesaid percentage of Units the holders of which are required to consent to such amendment. Further, these Standard Terms and Conditions may not be amended so as to reduce the interest in the Series represented by Units without the consent of all affected Unit holders.

It shall not be necessary for the consent of Unit holders under this Section 8.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereby by Unit holders shall be subject to such reasonable regulations as the Series Trustee may prescribe.

Unless the Depositor otherwise directs, notice of any such amendment shall be included in the annual statement provided pursuant to Section 3.06.

Section 8.02.  Dissolution. Each Series shall dissolve upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in such Series hereunder unless sooner dissolved as hereinbefore specified, and may be dissolved at any time by the written consent of 100% of the Unit holders of the respective Trust; provided that in no event shall any Series continue beyond the Mandatory Dissolution Date, except to wind up its affairs. Upon the date of dissolution, the registration books of the Series Trustee shall be closed. Upon dissolution, the Series shall be wound-up by the Series Trustee at the written direction of the Depositor in accordance with Sections 3808(f) and 3808(g) of the Delaware Statutory Trust Act and, to the extent not inconsistent with such Section, these Standard Terms and Conditions. Upon such winding up of the Series, the Series shall terminate.

In the event of any dissolution of the Series prior to the Mandatory Dissolution Date, the Series Trustee shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this Section 8.02, except that in such event, the distribution to each Unit holder shall be made in cash and shall be such Unit holder’s pro rata interest in the balance of the Income and Capital accounts after the deductions herein provided. .

In the event that the Series shall dissolve on the Mandatory Dissolution Date, the Series Trustee shall, at least thirty days prior to the Mandatory Dissolution Date, send a written notice to the Depository Trust Company (a “Mandatory Dissolution Notice”). If such Trust is a regulated investment company, and such Unit holder owns at least the minimum number of Units of such Series set forth in Part II of the Series Trust Agreement (unless the Series Trust Agreement provides that no Unit holder shall be eligible for an in-kind distribution), the Mandatory Dissolution Notice shall further indicate that such Unit holder may elect to receive an in-kind distribution of such Unit holder’s pro rata share of the Securities, to the extent of whole shares. If requested by the Depositor, the Series Trustee shall further indicate in the Mandatory Dissolution Notice that such Unit holder may elect (such election, a “New Investment Election”) to apply the cash distribution that such Unit holder would otherwise receive upon the dissolution and liquidation such Series under this Section 8.02 to purchase units of another unit investment trust then offered by the Depositor for which the Series Trustee acts as trustee (a “New Unit Investment Trust”) on the terms and conditions specified in the Mandatory Dissolution Notice. The Depositor shall determine and provide to the Series Trustee the terms and conditions of the New Investment Election and shall be solely responsible for those terms and conditions. The Series Trustee will honor duly executed requests for in-kind distributions and New Investment Elections received by the close of business ten Business Days prior to the Mandatory Dissolution Date. Unit holders who do not effectively request an in-kind distribution or effectively make a New Investment Election shall receive their distribution upon dissolution in cash. In applying the cash distribution otherwise payable to a Unit holder pursuant to such Unit holder’s New Investment Election, the Series Trustee is acting solely as a disbursing agent for such Unit holder in connection with such Unit holder’s purchase of units of a New Unit Investment Trust from the Depositor, and the Series Trustee is not acting as, and shall not be deemed to be acting as, a broker in connection with such transactions. The Series Trustee shall have no responsibility for any loss or depreciation resulting from any New Investment Election made in accordance with this paragraph, or for any failure by the Depositor to (i) request that the Series Trustee make the New Investment Election available or (ii) offer units of a New Unit Investment Trust for purchase under the New Investment Election. Each Unit holder making a request for in-kind distribution or making a New Investment Election shall indemnify the Series Trustee and the Depositor for, and hold them harmless against, any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys’ fees and costs), judgments, fines, settlements, demands, actions, or suits related to or arising from any act or omission of the Series Trustee or Depositor taken pursuant to this Section 8.02 related to such Unit holder’s in-kind distribution or New Investment Election. The provisions of the preceding sentence shall survive the termination of the Series.

On the Mandatory Dissolution Date, the Series created by the applicable Series Trust Agreement shall dissolve. In connection with such dissolution, the Series Trustee shall segregate such number of shares of Securities as shall be necessary to satisfy distributions to Unit holders electing in-kind distributions.

Commencing no earlier than the Business Day following that date on which Unit holders must submit to the Series Trustee notice of their request to receive an in-kind distribution of Securities at dissolution, the Series Trustee will liquidate the Securities not segregated for in-kind distributions during such period and in such daily amounts as the Depositor shall direct. The Depositor shall direct the liquidation of the Securities in such manner as to effectuate orderly sales and a minimal market impact. In the event the Depositor does not so direct, the Securities shall be sold within a reasonable period and in such manner as the Series Trustee, in its sole discretion, shall determine. The Series Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the Depositor’s direction or, in the absence of such direction, in the exercise of the discretion granted by this Section 8.02. The Series Trustee shall deduct from the proceeds of these sales and pay any tax or governmental charges and any brokerage commissions in connection with such sales. Amounts received by the Series Trustee representing the proceeds from the sales of Securities shall be credited to the Capital Account.

On the first Business Day following receipt of all proceeds of sale of the Securities, the Series Trustee shall:

(a)  deduct from the Income Account of such Series or, to the extent that funds are not available in such Account of such Series, from the Capital Account of such Series, and pay to itself individually an amount equal to the sum of (i) its accrued compensation for its ordinary recurring services, (ii) any compensation due it for its extraordinary services in connection with such Series, and (iii) any costs, expenses or indemnities in connection with such Series as provided herein;

(b)  deduct from the Income Account of such Series or, to the extent that funds are not available in such Account, from the Capital Account of such Series, and pay accrued and unpaid fees of the Portfolio Supervisor, the Depositor and counsel in connection with such Series, if any;

(c)  deduct from the Income Account of such Series or the Capital Account of such Series any amounts which the Depositor shall determine to be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under these Standard Terms and Conditions in connection with such Series and, if a Series contains options, what amount, if any, shall be added to the Reserve Account to be applied to the settlement of, or any other liability arising from, the options;

(d)  make final distributions from the Series, as follows:

(i)  to each Unit holder requesting an in-kind distribution (y) such Unit holder’s pro rata portion of each of the Securities segregated for distribution in-kind, in whole shares, and (z) cash equal to such Unit holder’s pro rata portion of the Income and Capital Accounts as follows: (1) a pro rata portion of the net proceeds of sale of the Securities representing any fractional shares included in such Unit holder’s pro rata share of the Securities and (2) such other cash as may properly be included in such Unit holder’s pro rata share of the sum of the cash balances of the Income and Capital Accounts less deduction of the fees and expenses and other amounts specified in this Section 8.02 and less deduction of the Series Trustee’s cost of registration and delivery of such Unit holder’s Securities;

(ii)  to each Unit holder receiving a distribution in cash, such holder’s pro rata share of the cash balances of the Income and Capital Accounts, provided, that if such holder made an effective New Investment Election, the Series Trustee shall, as disbursing agent for such holder, apply such distribution in accordance with the terms and conditions of such New Investment Election;

(iii)  at such time as the Depositor shall determine and on the conditions set forth in Section 3.04 hereof, to all Unit holders, their pro rata share of the balance of the Reserve Account.

To the extent possible, in-kind distributions of Securities shall be made by the Series Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder’s bank or broker-dealer at the Depository Trust Company; and

(e)  together with such distribution to each Unit holder as provided for in (d), provide the Depository Trust Company the dollar amount per Unit distributed from each Account in substantially the manner provided for in Section 3.06 hereof.

To the fullest extent permitted by law, the Series Trustee shall be under no liability with respect to moneys held by it in the Income, Reserve and Capital Accounts of a Series upon dissolution except to hold the same in trust within the meaning of the Investment Company Act of 1940, until disposed of in accordance with the terms of these Standard Terms and Conditions. All such moneys shall be held by Series Trustee for the account of the Series without interest.

Funds held or received by the Series subsequent to the dissolution distribution described above (including, but not limited to, residual funds remaining after payment of expenses estimated in the calculation of such dissolution distribution and amounts received by the Series subsequent to dissolution) shall be distributed to Unit holders within a reasonable time following the final determination of such expenses or receipt of the funds, as applicable, less reimbursement to the Series Trustee of the cost of such distribution, provided, however, that if, because of the smallness of the amount or otherwise, the Series Trustee determines that the funds cannot effectively be distributed, the funds shall be escheated by the Series Trustee in accordance with applicable law. The Series Trustee shall not be liable to any Unit holder or other Person for any such determination made in good faith.

To the fullest extent permitted by law, none of the Series Trustee, the Depositor or the Portfolio Supervisor shall have any liability to any Unit holder or any other Person for the failure to reserve funds for claims which were not reasonably foreseeable based on the facts known to the Depositor at the time a Series dissolves and terminates. None of the Series Trustee, the Depositor or the Portfolio Supervisor, or their respective officers, directors, trustees, shareholders, agents, partners or employees, shall be liable to any Person for liabilities arising from the administration of a Series or from its assets; for all such liabilities, Persons transacting with the Series Trustee, the Depositor or the Portfolio Supervisor, acting in their representative capacity for the account of the Series, shall have recourse solely to the assets of the Series Fund then in the custody of the Series Trustee or other custodian of Series assets.

Section 8.03.  Construction. The validity and construction of these Standard Terms and Conditions and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflicts of law provisions thereof; provided, however, that the parties hereto and the Unit holders intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Statutory Trust Act) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Master Trust, the Depositor, the Series Trustee, the Unit holders or these Standard Terms and Conditions any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, (g) the existence of rights or interests (beneficial or otherwise) in trust assets, (h) the ability of beneficial owners or other Persons to terminate or dissolve a trust, or (i) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or beneficial owners that are inconsistent with the limitations on liability or authorities and powers of the Series Trustee or the Unit holders set forth or referenced in these Standard Terms and Conditions. Sections 3540, 3542 and 3561 of Title 12 of the Delaware Code shall not apply to these Standard Terms and Conditions.

The United States District Court for the Southern District of New York will have non-exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from these standard terms and conditions and each of the parties agree that this court will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in this court. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this agreement or the transactions contemplated hereby.

Section 8.04.  Registration of Units. The Depositor agrees and undertakes on its own part to register the Units with the Securities and Exchange Commission or other applicable governmental agency, federal or state, pursuant to applicable federal or state statutes, if such registration shall be required, and to do all things that may be necessary or required to comply with this provision during the term of each Series created hereunder, and the Series Trustee shall incur no liability or be under any obligation or expenses in connection therewith.

Section 8.05.  Written Notice. Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor, 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, or at such other address as shall be specified by the Depositor to the other parties hereto in writing.

Any notice, demand, direction or instruction to be given to the Series Trustee shall be in writing and shall be duly given if delivered to the Unit Investment Trust Offices of the Series Trustee, 240 Greenwich Street, New York, New York 10286, or to such other address as shall be specified by the Series Trustee to the other parties hereto in writing.

Any notice, demand, direction or instruction to be given to the Portfolio Supervisor shall be in writing and shall be duly given if mailed or delivered to the Portfolio Supervisor at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, or at such other address as shall be specified by the Portfolio Supervisor to the other parties hereto in writing.

Notwithstanding the preceding, any notice or other instrument in writing which is authorized or required by these Standard Terms and Conditions to be given shall be sufficiently given to the Depositor, Series Trustee or Portfolio Supervisor (but not to the Unit holders) if sent by “Electronic Means” (meaning telecopy, e-mail or other electronic means of communication including “electronic transmission” as defined in the Delaware Statutory Trust Act, with the means of transmission and address or addresses to be as specified by the recipient), inasmuch as such sufficiency is previously agreed to by the Depositor, Series Trustee or Portfolio Supervisor.

Any notice to be given to the Unit holders shall be duly given if mailed by first class mail with postage prepaid to the Unit holder at the address of such holder appearing on the registration books of the Series Trustee or, if the Unit holder is Depository Trust Company (or its nominee, Cede & Co.), delivered to Depository Trust Company in accordance with its customary procedures.

Section 8.06.  Severability. If any one or more of the covenants, agreements, provisions or terms of these Standard Terms and Conditions shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of these Standard Terms and Conditions and shall in no way affect the validity or enforceability of the other provisions of these Standard Terms and Conditions or the rights of the Unit holders.

Section 8.07.  Dissolution of Depositor Not to Terminate. The dissolution of the Depositor for any cause whatsoever shall not operate to terminate these Standard Terms and Conditions or any Series insofar as the duties and obligations of the Series Trustee are concerned.

In Witness Whereof, First Trust Portfolios L.P., The Bank of New York Mellon and First Trust Advisors L.P. have each caused these Standard Terms and Conditions of Trust to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

First Trust Portfolios L.P., Depositor
By: /s/ Ronda L. Saeli-Chiappe
Name: Ronda L. Saeli-Chiappe
Title: Senior Vice President

The Bank of New York Mellon, Series Trustee
By: /s/ Rosalia A. Koopman
Name: Rosalia A. Koopman
Title: Senior Director

First Trust Advisors L.P., Portfolio Supervisor
By: /s/ Ronda L. Saeli-Chiappe
Name: Ronda L. Saeli-Chiappe
Title: Senior Vice President